SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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CITIZENS COMMUNITY BANCORP, INC.

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CITIZENS COMMUNITY BANCORP, INC.
2174 EASTRIDGE CENTER
EAU CLAIRE, WISCONSIN 54701
Notice of Annual Meeting of Stockholders
to be held on March 27, 2018
The Annual Meeting of Stockholders of Citizens Community Bancorp, Inc., a Maryland corporation (the “Company” or “Citizens”), will be held at the Holiday Inn Eau Claire located at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Tuesday, March 27, 2018, at 4:00 p.m. local time, for the following purposes:

1	.	To elect Kristina Bourget and Timothy Olson to serve on our Board of Directors, each for a three-year term.
2	.	To approve the 2018 Equity Incentive Plan.
3	.	To approve the ratification of the appointment of Baker Tilly Virchow Krause, LLP as Citizens’ independent registered public accounting firm for the fiscal year ending September 30, 2018.
4	.	To approve a non-binding advisory proposal on executive compensation.
5	.	To consider a stockholder proposal, if properly presented at the Annual Meeting.
6	.	To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Maryland corporation at their Annual Meeting.
Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on January 10, 2018 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
Whether or not you plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. Your vote is important to ensure that a majority of our stock is represented. The prompt return of proxy cards will save the Company the expense of further requests for proxies to ensure a quorum at the meeting. If you send in your proxy card, you may still decide to attend the annual meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement. Stockholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the annual meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares.
If you have any questions or require assistance with voting your proxy card, please contact our proxy solicitor Regan & Associates at 800-737-3426.
By order of the Board of Directors
Stephen M. Bianchi,
President and CEO
Eau Claire, Wisconsin
January 24, 2018

CITIZENS COMMUNITY BANCORP, INC.
2174 EASTRIDGE CENTER
EAU CLAIRE, WISCONSIN 54701
Proxy Statement for the 2018 Annual Meeting of Stockholders
to be Held on March 27, 2018
Important Notice Regarding the Availability of Proxy Materials for the
2018 Annual Meeting of Stockholders to be Held on March 27, 2018:
The Notice of Annual Meeting, this Proxy Statement and the Accompanying Annual Report are Available on the Internet at: www.cstproxy.com/ccf/2018
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Citizens Community Bancorp, Inc. (the “Company” or “Citizens”) of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) of Citizens for the purposes set forth in the accompanying Notice of Annual Meeting to be held at the Holiday Inn Eau Claire located at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Tuesday, March 27, 2018, at 4:00 p.m. local time, and any adjournments thereof. Only stockholders of record at the close of business on January 10, 2018 will be entitled to notice of and to vote at the Annual Meeting.
Our principal executive offices are located at 2174 EastRidge Center, Eau Claire, Wisconsin 54701. It is expected that this Proxy Statement and the form of Proxy will be mailed to stockholders on or about January 24, 2018.
GENERAL INFORMATION
Proxies and Voting Procedures
Stockholders can vote by completing and returning a proxy card in the form accompanying this Proxy Statement or, if shares are held in “street name,” by completing a voting instruction form provided by your broker.
The shares represented by each validly executed proxy received by Citizens or its authorized agents in time will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are specified in a signed proxy returned to Citizens, the shares represented thereby will be voted FOR the election of the directors listed in the enclosed proxy card, FOR the approval of the 2018 Equity Incentive Plan, FOR the ratification of Baker Tilly Virchow Krause, LLP as Citizens’ independent registered public accounting firm for the fiscal year ending September 30, 2018, FOR the approval of the non-binding advisory proposal on executive compensation, and AGAINST the stockholder proposal. If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. As of the date of printing of this Proxy Statement, we do not know of any other matters that are to be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment.
Stockholders may revoke proxies at any time before it is voted by giving us written notice or by a later executed proxy submitted by mail. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by Citizens. Solicitation will be made primarily by use of the mail; however, some solicitation may be made by our employees, without additional compensation, by telephone, by facsimile or in person. We have also retained Regan and Associates to assist us with the solicitation of proxies for the Annual Meeting for a fee of not less than $10,000 plus a reasonable amount to cover the expenses of such solicitation firm.

Stockholders Entitled to Vote
Citizens common stock, $0.01 par value per share (the “Common Stock”), is the only class of voting security of the Company. Only stockholders of record at the close of business on January 10, 2018 will be entitled to notice of and to vote at the Annual Meeting. On the record date, we had outstanding 5,883,603 shares of our Common Stock, entitled to one vote per share.

Quorum; Required Vote
Stockholders holding a majority of the shares of Common Stock entitled to vote at the Annual Meeting, either present in person or by proxy, shall constitute a quorum with respect to the meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting by stockholders present in person or by proxy, meaning that the two individuals receiving the largest number of votes will be elected as directors. The approval of the 2018 Equity Incentive Plan, the ratification of the appointment of the independent registered public accounting firm, the non-binding advisory proposal on executive compensation, and the stockholder proposal require the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present in person or by proxy. Abstentions and broker nonvotes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count as present for purposes of determining quorum, but will not be counted as votes cast with regard to the election of directors or any other proposal. The Inspector of Election appointed by our Board of Directors will count the votes and ballots.
Certain shares of our issued and outstanding Common Stock are held by participants in our 401(k) Profit Sharing Plan (the “401(k) Plan”). If you hold shares of our Common Stock in the 401(k) Plan, the trustee for the 401(k) Plan will vote the shares you hold through the plan as you direct. We will provide plan participants who hold Common Stock through the 401(k) plan with forms on which participants may communicate their voting instructions. In the event that a 401(k) Plan participant fails to give timely voting instructions to the trustee of the 401(k) Plan with respect to the voting of shares of our Common Stock at the Annual Meeting that are allocated to the participant in the 401(k) Plan, then the trustee shall vote such shares in such manner as directed by the Plan Administrator.
PROPOSAL 1:
ELECTION OF DIRECTORS
It is intended that shares represented by proxies in the enclosed form will be voted FOR the election of Kristina Bourget and Timothy Olson to serve as directors for a three year term. Our Board of Directors is divided into three classes, with the term of office of each class ending in successive years. Accordingly, two directors are to be elected at the Annual Meeting to serve as Class III directors for a term of three years expiring at our annual meeting of stockholders in 2021. The continuing directors, the Class I and Class II directors, will serve until the annual meetings of stockholders in 2019 and 2020, respectively, and until their successors are duly elected and qualified.
As indicated below, none of the persons nominated by our Board of Directors are incumbent directors. We anticipate that the nominees for election as directors will be candidates when the election is held. However, if any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by our Board of Directors, will have discretionary authority to select and vote for substituted nominees (except where the proxy withholds authority with respect to the election of directors). As noted above, our directors are elected by a plurality of the votes cast by holders of our Common Stock, which means the individuals who receive the largest number of votes cast by holders of the Common Stock entitled to vote in the election of directors are elected as directors up to the maximum number of directors (two in the case of the Annual Meeting) to be chosen at the Annual Meeting.

Information with Respect to Nominees and Continuing Directors
Below is information as of the date of this Proxy Statement about each nominee for election to our Board of Directors at the Annual Meeting and each director whose term continues after the Annual Meeting. The information presented includes information each nominee or continuing director has given Citizens about his or her age, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. The information presented also includes a description for each director of the specific experience, qualifications, attributes and skills that led to the conclusion that he or she should serve as a director. Our Governance and Nomination Committee regularly evaluates the mix of experience, qualifications, attributes and skills of the Company’s directors using a matrix of areas that the Committee considers important for Citizens’ business. In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led the Governance and Nomination Committee to the conclusion that the nominee should serve or continue to serve as a director, the Governance and Nomination Committee also considered the qualifications and criteria described below under “Corporate Governance Matters - Director Nominations” with the objective of creating a complementary mix of directors.
Board of Directors Recommendation
The Board of Directors recommends a vote FOR the election of Kristina Bourget and Timothy Olson to serve as directors of Citizens for a three year term.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since (1)
Nominees for election at the Annual Meeting (Class III):
KRISTINA M. BOURGET	52	-
Ms. Bourget has been nominated to serve as a member of our Board. Ms. Bourget has practiced law for over 25 years in Eau Claire, Wisconsin. She is currently Vice President and General Counsel at Wisconsin Independent Network (WIN) where she has been employed since 2015. From 2013 to 2015, Ms. Bourget served as circuit court judge in Eau Claire County, Wisconsin. From 2010 until she was appointed to the bench, she was a stockholder at Bourget Law where she focused on trademark and business matters. From 1998 to 2009, Ms. Bourget served as corporate counsel at Xcel Energy where she was responsible for a wide variety of legal issues. From 1991 to 1997, Ms. Bourget practiced law with Kelly & Ryberg. Ms. Bourget graduated from the University of Wisconsin Law School (cum laude and Order of the Coif) and holds a BBA in Finance and a minor in Accounting from the University of Wisconsin-Eau Claire. Ms. Bourget brings to the Board of Directors professional experience related to corporate law, leadership experience, and a financial background, all of which lead to the conclusion she should serve as a director of Citizens.

TIMOTHY L. OLSON	58	-
Mr. Olson has been nominated to serve as a member of our Board. Mr. Olson has served as a principal of Royal Construction, Inc., a commercial general contractor/construction management firm in Eau Claire, from 1999 until 2015. He currently serves as Vice President of Project Development for Royal Construction, which in 2017, is celebrating 50 years of construction excellence to clients in northwest Wisconsin. Mr. Olson earned his BA and MBA from UW-Eau Claire and has been licensed as a CPA in Wisconsin since 1983. Over the past 22 years, Mr. Olson has been involved in the development and financial management and ownership of a multitude of commercial & multi-family real estate properties in northwest Wisconsin. He also has served as Board Chair for the Eau Claire Chamber of Commerce. The Board of Directors will benefit from Mr. Olson's leadership and business acumen in the Eau Claire community.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since (1)
Incumbent Directors (Class I): STEPHEN M. BIANCHI	54	2017
Mr. Bianchi has served as a member of our Board since May 2017. Mr. Bianchi has served as President and Chief Executive Officer of the Company and President and a director of Citizens Community Federal N.A., the Company's wholly owned subsidiary (the "Bank"), since June 2016. Mr. Bianchi served as President and Chief Executive Officer of HF Financial Corp. and Home Federal Bank, both based in Sioux Falls, South Dakota from October 2011 through May 2016. Mr. Bianchi was a member of the board of directors of Home Federal Bank. Mr. Bianchi also served in several senior management positions at Wells Fargo Bank and Associated Bank prior to his employment with HF Financial Corp. and Home Federal Bank. Mr. Bianchi holds an MBA from Providence College and a B.S. in Finance from Providence College and has over 30 years of banking experience.

JAMES R. LANG	74	2012
Mr. Lang has served as a member of our Board since November 2012. Mr. Lang has over 40 years of leadership experience in the financial service and manufacturing industries with an emphasis on strategic realignment, revenue enhancement, mergers and acquisitions and financial performance. Mr. Lang has been the owner and President of Advantech Manufacturing, Inc., a company engaged in the business of manufacturing products for the dry particle sizing industry, since April 1998. Additionally, Mr. Lang has held several executive positions at Firstar Bank. Most recently serving as Chairman, President and Chief Executive Officer at Firstar Bank Iowa, NA from April 1991 to April 1996. Mr. Lang is a member of the Compensation Committee, Governance and Nomination Committee and Chairman of the Credit Committee of our Board of Directors and a Board Member Representative of the Asset Liability Committee. Mr. Lang brings to the Board of Directors substantial experience in the banking industry and extensive leadership experience, all of which led to the conclusion that he should serve as a director of Citizens.

JAMES D. MOLL	67	2017
Mr. Moll has served as a member of our Board since January 2018. Mr. Moll served as the Chief Financial Officer of Wells Financial Corp. (Wells) and its subsidiary, Wells Federal Bank from 1995 to 2016 and served as the Chief Executive Officer and President of Wells from 2015 until August of 2017 when the sale of Wells to the Company was completed. Mr. Moll also served on the Board of Directors of Wells from 2013 until the completion of the sale of the company in 2017. Mr. Moll holds a B.A. in Economics from St. John’s University, Collegeville, MN and a B.S. in Accounting from Minnesota State University, Mankato, MN. Mr. Moll is a Certified Public Accountant. Mr. Moll brings substantial experience in the banking industry, extensive leadership experience, and his qualification as an “audit committee financial expert” under the Securities and Exchange Commission’s rules, all of which led to the conclusion that he should serve as a director of Citizens.

Incumbent Directors (Class II): RICHARD MCHUGH	75	1985
Mr. McHugh has served as a member of our Board since 1985 and has served as the Chairman of our Board since 1988. Mr. McHugh has been the majority owner and President of Choice Products USA, LLC for the past 34 years. Choice Products is engaged in the national distribution of products for the fundraising industry. The Chairman of the Board is not considered one of our officers or employees. Mr. McHugh is Chairman of the Governance and Nomination Committee and a member of the Audit Committee of our Board of Directors. The Board of Directors benefits from Mr. McHugh’s leadership and business acumen in the Eau Claire community, as well as his tenure on the Board of Directors and in-depth knowledge of our business.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since (1)
MICHAEL L. SWENSON	67	2011
Mr. Swenson has served as a member of our Board since May 2011. Mr. Swenson retired in 2012. Prior to his retirement, Mr. Swenson was the President and CEO of Northern States Power Company - Wisconsin (an Xcel Energy Company and an electric and natural gas utility holding company) in Eau Claire, Wisconsin and had served as an engineer in various executive roles with Xcel Energy for over a decade. Mr. Swenson is Chairman of the Compensation Committee and a member of the Governance and Nomination Committee of our Board of Directors. The Board of Directors benefits from Mr. Swenson’s executive and leadership expertise all of which led to the conclusion that he should serve as a director of Citizens.

FRANCIS E. FELBER	65	2017
Mr. Felber has served as a member of our Board since September 2017. Mr. Felber brings over 40 years of experience in the agricultural industry to the Board of Directors. His career includes time at the Minneapolis Grain Exchange as a grain merchant and merchandised grain on the Chicago Board of Trade. In 1975, Mr. Felber joined his family’s feed and grain country elevator in southern Minnesota and worked there until it was sold in 1982. He remained in the grain, feed and agronomy business until he joined Jerome Foods, Inc. (Jennie-O Turkey Store, Inc.) in 1990 to manage the Feed Ingredient Purchasing Department. In 2007, Mr. Felber founded Ag Risk Managers Insurance Agency LLC, which specializes in the risk management of crops and livestock. Mr. Felber is a member of the Credit Committee of our Board of Directors. Mr. Felber brings to the Board of Directors substantial experience in the agricultural industry and extensive leadership experience, all of which led to the conclusion that he should serve as a director of Citizens.

(1)	Includes service as a director of Citizens Community Federal National Association (the "Bank") and its predecessors.
DIRECTOR COMPENSATION
General Information
Each of our non-employee directors, except our Chairman, receives an annual retainer of $12,000. Our Chairman receives an annual retainer of $18,000. In fiscal 2017, our Vice-Chairman received an annual retainer of $14,000. Following fiscal 2017, the Vice-Chairman position was eliminated. Additionally, each director receives $1,000 for each Board meeting attended. In addition to the foregoing amounts, the members of our Compensation Committee, Audit Committee, Credit Committee, Merger & Acquisition Committee and Governance and Nomination Committee, as well as our Asset Liability Committee Board Member Representative, each receive an additional annual retainer of $3,000. Moreover, in fiscal 2017, the chairman of each of these Committees received an additional $1,000 per meeting for attendance at each Committee meeting, and each member other than the chairman receives $500 for attendance at each Committee meeting.

We historically maintained a Director Retirement Plan, which was terminated by the Board of Directors effective November 19, 2015. The Director Retirement Plan was an unfunded, non-contributory defined benefit plan, providing for supplemental pension benefits for our directors following their termination of service as a director of Citizens. Benefits were based on a formula that included each participant's past and future earnings and years of service with Citizens. This retirement plan was administered by our Compensation Committee, which selected participants in the plan. Non-employee directors Mr. McHugh, Mr. Westrate and Mr. Schilling were participants in the plan. Mr. Bianchi, Mr. Felber, Mr. Lang, Mr. Nettesheim, and Mr. Swenson were not participants in the plan. No benefits accumulated in the plan for fiscal 2017. As of September 30, 2017, the accumulated present value of the benefit accrued under this plan for each of Mr. McHugh, Mr. Westrate and Mr. Schilling was $0 respectively. Following the termination of the Director Retirement Plan by the Board of Directors, the accumulated benefit owing each eligible director as of such termination date was paid to the participating directors in two installments in December 2016 and January 2017.

Director Summary Compensation Table
The following table summarizes the director compensation for fiscal year 2017 for all of our non-employee directors.

Name	Director Retirement Plan Benefit Paid in Cash ($)	Fees Earned or Paid in Cash ($)	Option Awards (1)	Stock Awards (2)	Total ($)
Francis E. Felber (3)	$—	$—	$—	$—	$—
James R. Lang	$—	$66,500	$—	$—	$66,500
Richard McHugh	$238,244	$54,000	$—	$—	$292,244
Timothy A. Nettesheim (4)	$—	$43,500	$—	$—	$43,500
Brian R. Schilling	$70,480	$42,500	$—	$—	$112,980
Michael L. Swenson	$—	$44,000	$—	$—	$44,000
David B. Westrate	$73,604	$45,000	$—	$—	$118,604

(1)	For fiscal year 2017, there were no option awards granted.

(2)	For fiscal year 2017, there were no restricted stock awards granted.

(3)	Mr. Felber was elected to our Board of Directors on September 28, 2017.

(4)	Mr. Nettesheim has resigned from our Board of Directors effective January 1, 2018.

DIRECTORS’ MEETINGS AND COMMITTEES
Directors and Director Attendance
Our Board of Directors held 14 meetings in fiscal 2017, and during fiscal 2017 all of our directors attended at least 75% of the meetings of our Board of Directors and the committees thereof on which they served with the exception of Mr. Felber who joined the Board of Directors in September 2017.
Executive sessions or meetings of outside (non-management) directors without management present are included on the agenda for each regularly scheduled Board of Directors meeting for a general discussion of relevant subjects. In fiscal 2017, the outside directors met in executive session at least two times in accordance with the requirements of the NASDAQ Stock Market (“NASDAQ”). The committees of our Board of Directors consist of the Audit Committee, the Compensation Committee, the Governance and Nomination Committee and the Credit Committee. The chart below identifies the members of each of these committees as of the date of this Proxy Statement, along with the number of meetings held by each committee during fiscal 2017:

	Audit	Compensation	Governance & Nomination	Credit	Merger & Acquisition
Number of Meetings	9	11	6	12	5
Name of Director:
Stephen M. Bianchi
Francis E. Felber				X
James R. Lang		X	X	X*	X
James D. Moll (1)				X
Richard McHugh	X		X*		X
Timothy A. Nettesheim (2)				X	X*
Brian R. Schilling	X	X
Michael L. Swenson		X*	X
David B. Westrate	X*		X		X
X = committee member; * = committee chairman
(1) Mr. Moll was elected to our Board of Directors effective January 1, 2018.
(2) Mr. Nettesheim has resigned from our Board of Directors effective January 1, 2018.

Audit Committee
The Audit Committee is responsible for assisting our Board of Directors with oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent auditor’s qualifications and independence; (4) the performance of our internal accounting function and independent auditors; and (5) preparing the Audit Committee Report required to be included in this Proxy Statement. Our Audit Committee has the direct authority and responsibility to appoint, compensate, oversee and where appropriate, replace or retain the independent auditor, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934.
Each member of our Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. Our Board of Directors has determined that at least one of the members of our Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the Commission. Brian R. Schilling qualifies as an “audit committee financial expert” based on his work experience and duties as a Principal of Bauman Associates, Ltd., a certified public accounting firm.
Based on the review described below under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent under applicable standards and rules of NASDAQ and the Commission.
The Audit Committee’s report required by the rules of the Securities and Exchange Commission (the “Commission”) appears on page 10.
Compensation Committee
The Compensation Committee, in addition to such other duties as may be specified by our Board of Directors, (1) determines the compensation levels of our Chief Executive Officer and other executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation; (2) reviews and makes recommendations to our Board of Directors with respect to bank wide incentive compensation plans and equity-based plans; and (3) reviews and makes recommendations to our Board of Directors with respect to the compensation of our outside directors. The Compensation Committee also administers our restricted stock, stock option and other stock incentive plans.
Many key compensation decisions are made during the first quarter of the fiscal year as the Compensation Committee meets to: (1) review performance for the prior year under our Cash Bonus Plan for Executive Officers and Senior Managers, (2) determine awards under our 2008 Equity Incentive Plan and, upon the expiration of that plan and subject to stockholder approval at the Annual Meeting, the 2018 Equity Incentive Plan, and (3) set compensation targets and objectives for the coming year. However, our Compensation Committee also views compensation as an ongoing process and may convene special meetings in addition to its regularly scheduled meetings throughout the year for purposes of evaluation, planning and appropriate action.
Based on the review described below under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Compensation Committee is independent, is a non-employee director, and is an outside director under the applicable standards and rules of NASDAQ, the Commission and the Internal Revenue Service, respectively.
Governance and Nomination Committee
The Governance and Nomination Committee is responsible for assisting our Board of Directors by: (1) identifying individuals qualified to become members of our Board of Directors and its committees; (2) recommending to our Board of Directors nominees for election to the Board at the annual meeting of stockholders; (3) developing and recommending to our Board of Directors a set of corporate governance principles applicable to Citizens and generally taking a leadership role in shaping the corporate governance of Citizens; and (4) assisting our Board of Directors in assessing director performance and the effectiveness of the Board of Directors as a whole.
Based on the review described below under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Governance and Nomination Committee is independent under the applicable standards and rules of NASDAQ.

Credit Committee
The Credit Committee is appointed by the Board of Directors and reviews certain loan transactions of Citizens Community Federal N.A. The Committee’s purpose is to act on behalf of the Board in fulfilling the following responsibilities:
(1) oversight of the credit and lending strategies and objectives of the Bank; (2) oversight of the credit risk management of the Bank, including reviewing internal credit policies and establishing portfolio limits; and (3) reviewing the quality and performance of the Bank’s credit portfolio.
Charters of Committees
The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee and Governance and Nomination Committee. Citizens maintains a website at www.ccf.us. Citizens makes available on its website, free of charge, copies of each of these charters. Citizens is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.
CORPORATE GOVERNANCE MATTERS
Director Independence
Our Board of Directors is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ. Our Board of Directors has reviewed the independence of our directors and the nominees for election to the Board at the Annual Meeting under the applicable standards of NASDAQ. Based on this review, our Board of Directors determined that each of the following directors and nominees is independent under those standards:

(1) Richard McHugh	(6) Francis E. Felber
(2) David B. Westrate	(7) James D. Moll
(3) James R. Lang	(8) Kristina M. Bourget
(4) Brian R. Schilling	(9) Timothy L. Olson
(5) Michael L. Swenson
In determining the independence of Ms. Bourget, the Board considered the prior legal services provided by Ms. Bourget’s husband, Anthony Bourget, and his law firm, Bourget Law S.C., which was completed in May 2016. The Board determined that the prior relationship is not a material relationship with the Company and that such prior relationship would not interfere with Ms. Bourget’s exercise of independent judgment. The Board of Directors also resolved that the Company will not engage, retain or pay any compensatory fee to Mr. Bourget or Bourget Law S.C. for legal services for so long as Ms. Bourget is a director nominee or director of the Company.
In addition, the Board has determined that (i) each member of our Audit Committee is independent as defined in Exchange Act Rule 10A-3 and (ii) each member of our Compensation Committee is an independent director, is a non-employee director, and is an outside director under the applicable standards and rules of NASDAQ, the Commission and the Internal Revenue Service, respectively.
Board Leadership Structure
Citizens currently has separate persons serving as the Chief Executive Officer and as Chairman of the Board of Directors. Stephen M. Bianchi has served as the Chief Executive Officer of Citizens since June 2016 following the departure of our former Chief Executive Officer in May 2016. Richard McHugh has served as the Chairman of the Board since 1988. Mr. McHugh is an independent director under the applicable standards of the NASDAQ. Although the Board of Directors does not have a formal policy with respect to its leadership structure, we believe that currently separating the positions of Chief Executive Officer and Chairman serves as an effective link between management’s role of identifying, assessing and managing risks and the Board of Directors’ role of risk oversight. Although Citizens believes that the separation of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, it will review this issue as necessary to determine whether, based on the relevant facts and circumstances, combining these offices would serve our best interests and the best interests of our stockholders.

The Board’s Role in Risk Oversight
The role of our Board of Directors in Citizens’ risk oversight process includes receiving reports and presentations from members of our senior management on areas of material risk to Citizens, including operational, financial, legal and regulatory, strategic and reputational risks, and any measures taken or recommended by our management to mitigate risk. The Board has authorized the Audit Committee to oversee and periodically review Citizens’ enterprise risk assessment and enterprise risk management policies to engage our management directly in carrying out this risk oversight function.
As noted above, our Audit Committee is responsible for assisting our Board of Directors with its oversight of enterprise risk assessment and enterprise risk management policies. In addition, the Board has delegated to our Compensation Committee oversight responsibility to ensure that compensation programs and practices of Citizens do not encourage unreasonable or excessive risk-taking and that any risks are subject to appropriate controls. As part of this process, Citizens (with the oversight of the Compensation Committee) designs its overall compensation programs and practices, including incentive compensation for both executives and non-executive employees, in a manner intended to support its strategic priorities and initiatives to enhance long-term sustainable value without encouraging unnecessary or unreasonable risk-taking. At the same time, we recognize that our goals cannot be fully achieved while avoiding all risk. The Compensation Committee (along with assistance from management) periodically reviews Citizen’s compensation programs and practices in the context of its risk profile, together with its other risk mitigation and risk management programs, to ensure that these programs and practices work together for the long-term benefit of Citizens and its stockholders. Based on its recently completed review of our compensation programs, the Compensation Committee concluded that Citizen’s incentive compensation policies for both executive and non-executive employees have not materially and adversely affected Citizens by encouraging unreasonable or excessive risk-taking in the recent past, are not likely to have a material adverse effect in the future and provide for multiple and reasonably effective safeguards to protect against unnecessary or unreasonable risk-taking.
Director Nominations
We have a standing Governance and Nomination Committee. Based on the review described above under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Governance and Nomination Committee is independent under the applicable standards of NASDAQ.
The Governance and Nomination Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of our Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934 or as is required by the Company’s Bylaws; (4) the name and address as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (5) the number of shares of our Common Stock which are owned beneficially or of record by such stockholder or such beneficial owner making the recommendation; (6) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons pursuant to which the nomination(s) are to be made; and (7) a representation that the recommending stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice.
We may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director. Stockholder recommendations will be considered only if received in accordance with the advance notice provisions contained in our Bylaws.
It is the policy of the Governance and Nomination Committee to consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Governance and Nomination Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. Qualifications of a prospective nominee that may be considered by the Governance and Nomination Committee include:

•	business experience;

•	education;

•	integrity and reputation;

•	independence;

•	conflicts of interest;

•	diversity;

•	age;

•	number of other directorships and commitments;

•	tenure on the Board of Directors;

•	attendance at Board and committee meetings;

•	stock ownership;

•	specialized knowledge; and

•	commitment to the Company’s communities and shared values.

The Governance and Nomination Committee believes that diversity of viewpoints, backgrounds, skills, experience and expertise is a key attribute for directors. As a result, the committee seeks to have a diverse Board that is representative of our Company’s customer, employee and stockholder base. The committee carefully considers diversity when considering nominees for director and periodically reviews its recruitment and selection protocols to ensure that diversity remains a component of each director search.
Communications between Stockholders and the Board of Directors
Our stockholders may communicate with the Board or any individual director by directing such communication to our Corporate Secretary at the address of our corporate headquarters, 2174 EastRidge Center, Eau Claire, Wisconsin 54701. Each such communication should indicate that the sender is a stockholder of the Company and that the sender is directing the communication to one or more individual directors or to the Board as a whole.
All communications will be compiled by our Corporate Secretary and submitted to the Board of Directors or the individual directors on a monthly basis unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Citizens or our business or communications that relate to improper or irrelevant topics. Our Corporate Secretary may also attempt to handle a communication directly where appropriate, such as where the communication is a request for information about Citizens or where it is a specific stockholder matter.
Attendance of Directors at Annual Meetings of Stockholders
We do not have a formal policy regarding the attendance of our directors and nominees for election as directors at our annual meeting of stockholders, but the Company does encourage its directors to attend its annual meeting. All of our directors attended the annual meeting of stockholders held on March 28, 2017.
Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer. A copy of our Code of Business Conduct and Ethics is available free of charge on our website at www.ccf.us or in print upon written request to Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, Attention: Stephen M. Bianchi. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.ccf.us.

AUDIT COMMITTEE MATTERS
Report of the Audit Committee
The Audit Committee is currently comprised of three members of our Board of Directors. Based upon the review described above under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable standards and rules of NASDAQ and the Commission. The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter.
In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of Citizens. While the Audit Committee has oversight responsibility, the primary responsibility for our financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with management, and Citizen’s independent registered public accounting firm is responsible for auditing our financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee has:

•	reviewed and discussed our audited consolidated financial statements for the fiscal year ended September 30, 2017 with our management and with our independent registered public accounting firm;

•
discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received and discussed with our independent registered public accounting firm the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence; and

•	discussed with our independent registered public accounting firm without management present the auditor's independence.
Based on such review and discussions with management and with the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended September 30, 2017, for filing with the Commission.
AUDIT COMMITTEE:
David B. Westrate - Chairman
Richard McHugh
Brian R. Schilling
Fees of Independent Registered Public Accounting Firm
The following table summarizes the fees we were billed for audit and non-audit services rendered by our independent registered public accounting firm, Baker Tilly Virchow Krause, LLP, during fiscal years 2017 and 2016.

Service Type	Fiscal Year Ended September 30, 2017	Fiscal Year Ended September 30, 2016
Audit Fees (1)	$189,940	$252,223
Audit Related Fees (2)	141,750	153,034
Tax Fees	—	—
All Other Fees	—	—
Total Fees Billed	$331,690	$405,257

(1)
Includes fees for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2017 and September 30, 2016; the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during those fiscal years; audit procedures in connection with the restatement of fiscal 2015 and 2014 financial statements; and consents and assistance with documents filed by Citizens with the Commission.

(2)
Consists of procedures related to the audit of fair value estimates and assumptions for purchased credit impaired loans for the Wells Financial Corp. (“WFC”) acquisition and Community Bank of Northern Wisconsin (“CBN”) acquisition and audit of the fiscal 2015 financial statements for the CBN acquisition.

The Audit Committee of our Board of Directors considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Baker Tilly Virchow Krause, LLP.
The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. The Audit Committee reviews and, if appropriate, approves non-audit service engagements in accordance with the terms of such policy, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non- audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent registered public accounting firm.
Each new engagement of our independent auditors to perform non-audit services set forth in the table above has been approved in advance by the Audit Committee pursuant to the foregoing procedures.

TRANSACTIONS WITH RELATED PERSONS
The Bank has a written policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Citizens, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.
Mr. Nettesheim was a stockholder of Whyte Hirschboeck until the firm merged with Husch Blackwell in July 2016, at which point Mr. Nettesheim became a partner of Husch Blackwell. Whyte Hirschboeck and Husch Blackwell are law firms that have been retained by Citizens and its wholly owned subsidiary, Citizens Community Federal N.A., which collectively paid Husch Blackwell approximately $14,541 in fees for legal services provided during the fiscal year ended September 30, 2017. We believe that the amounts paid to Husch Blackwell are no greater than the fair market value of the services received. Mr. Nettesheim has resigned from our Board of Directors effective January 1, 2018.

EXECUTIVE OFFICERS
The following table sets forth the name, age, current position and principal occupation and employment during the past five years of our executive officers. The information presented includes information each executive officer has given the Company about his or her age and his or her principal occupation and business experience for the past five years:

Name	Age	Current Position	Other Positions
Stephen M. Bianchi	54
President and Chief Executive Officer of the Company and President and a director of Citizens Community Federal N.A., the Company’s wholly owned subsidiary (the “Bank”), since June 2016, and member of our Board since May 2017.

Mr. Bianchi served as President and Chief Executive Officer of HF Financial Corp. and Home Federal Bank, both based in Sioux Falls, South Dakota from October 2011 through May 2016. Mr. Bianchi was a member of the board of directors of Home Federal Bank. Mr. Bianchi also served in several senior management positions at Wells Fargo Bank and Associated Bank prior to his employment with HF Financial Corp. and Home Federal Bank. Mr. Bianchi holds an MBA from Providence College and a B.S. in Finance from Providence College and has over 30 years of banking experience.

Name	Age	Current Position	Other Positions
James S. Broucek	54	Chief Financial Officer, and Principal Accounting Officer of the Company and the Bank since October 31, 2017, and Treasurer of the Company since January 17, 2018.
Mr. Broucek served as a Senior Manager of Wipfli LLP from December 2013 through October 2017. Before joining Wipfli, Mr. Broucek held several positions with TCF Financial Corporation and its subsidiaries from 1995 to 2013, with his last position being Treasurer of TCF Financial. Prior to joining TCF Financial, Mr. Broucek served as the Controller of Great Lakes Bancorp. He currently serves as a member of the Strategic Issues Council of the Financial Manager Society, Inc. and as a member of the Finance Committee of Youthprise.

SECURITY OWNERSHIP
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of January 10, 2018 by (1) each director, director nominee and named executive officer (as defined below), (2) all directors and executive officers as a group, and (3) each person or other entity known by us to beneficially own more than 5% of our outstanding Common Stock.

The following table is based on information supplied to us by the directors, officers and stockholders described above or in information otherwise publicly available in filings with the Commission. We have determined beneficial ownership in accordance with the rules of the Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of our Common Stock subject to options that are either currently exercisable or exercisable within 60 days of January 10, 2018 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 5,883,603 shares outstanding as of January 10, 2018.
Unless otherwise indicated, the address for each person listed below is 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

Name	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Principal Stockholders:
Jeffrey L. Gendell (1)	486,230	8.26%
Martin S. Friedman (2)	430,907	7.32%
Tontine Financial Partners, L.P. (1)	373,887	6.35%
Tontine Management, L.L.C. (1)	373,887	6.35%
EJF Capital LLC (3)	311,894	5.30%
Emanuel J. Friedman (3)	311,894	5.30%
EJF Sidecar Fund, Series LLC - Series E (3)	311,894	5.30%

Directors, Director Nominees and Executive Officers:
Richard McHugh (4)	208,460	3.54%
Michael L. Swenson (5)	3,600	*
Brian R. Schilling (6)	14,991	*
David B. Westrate (7)	126,228	2.15%
James D. Moll (8)	19,320	*
James R. Lang (9)	36,480	*
Francis E. Felber (10)	6,000	*
Stephen M. Bianchi (11)	43,345	*
Kristina M. Bourget	—	—
Timothy L. Olson	—	—
James S. Broucek (12)	9,332	*
Mark C. Oldenberg (13)	16,830	*
All directors (including nominees) and executive officers as a group (11 persons)	467,756	7.95%
* Denotes less than 1%
(1) As set forth in Schedule 13G/A filed with the Commission by Tontine Financial Partners, L.P. (“TFP”), Tontine Management, L.L.C.(“TM”), Tontine Asset Associates, LLC (“TAA”) and Jeffrey L. Gendell on February 10, 2017. The Schedule 13G/A reports that 373,887 shares are held by TFP, of which TM is the general partner, and 112,343 shares are held by Tontine Capital Overseas Master Fund II, LP, of which TAA is the general partner. Mr. Gendell is the managing member of TM and TAA. Mr. Gendell has shared voting power over 486,230 shares and shared dispositive power over 486,230 shares. TFP and TM have shared voting power over 373,887 shares and shared dispositive power over 373,887 shares. The address of TFP, TM, TAA and Mr. Gendell is 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830-7251.
(2) As set forth in Schedule 13G/A filed with the Commission by Financial Opportunity Fund LLC, Andrew Jose, FJ Capital Management, LLC, and Martin S. Friedman on February 14, 2017, reporting as a group. The Schedule 13G/A reports that 258,197 shares are held by Financial Opportunity Fund LLC, of which FJ Capital Management LLC is the managing member, and 172,710 shares are owned directly by Mr. M. Friedman, the managing member of FJ Capital Management LLC. Mr. M. Friedman disclaims beneficial ownership of the 258,197 shares held by Financial Opportunity Fund LLC but may be deemed to be a beneficial owner thereof. Mr. M. Friedman has sole voting power over 172,710 shares, shared voting power over 258,197 shares, sole dispositive power over 172,710 shares and shared dispositive power over 258,197 shares. Financial Opportunity Fund LLC and FJ Capital Management LLC have shared voting power over 258,197 shares and shared dispositive power over 258,197 shares. The address of Financial Opportunity Fund LLC, Andrew Jose, FJ Capital Management, LLC, and Mr. M. Friedman is 1313 Dolley Madison Blvd, Ste 306, McLean, VA 22101.
(3) As set forth in Schedule 13G filed with the Commission by EJF Capital LLC, Emanuel J. Friedman, and EJF Sidecar Fund, Series LLC ‒ Series E (the “Fund”) on February 16, 2017. The Schedule 13G reports that the Fund is the record owner of the shares. EJF Capital LLC is the managing member of the Fund, and Mr. Friedman is the controlling member of EJF Capital LLC. Each of EJF Capital and Mr. E. Friedman may be deemed to have indirect beneficial ownership of the shares based on the relationships described above. The Fund, EJF Capital LLC and Mr. E. Friedman have shared voting power over 311,894 shares and shared dispositive power over 311,894 shares. The address of the Fund, EJF Capital LLC and Mr. E. Friedman is 2107 Wilson Boulevard, Suite 410, Arlington, VA 22201.
(4) Consists of 34,596 shares of our Common Stock held by Mr. McHugh’s spouse, of which 321 shares are held by his spouse as custodian for her grandchildren (Mr. McHugh disclaims beneficial ownership of the shares held by his spouse except to the extent of his pecuniary interest therein), 159,624 shares of our Common Stock owned directly by Mr. McHugh and 14,240 shares of our Common Stock subject to stock options, which are currently exercisable or are exercisable within 60 days of January 10, 2018.
(5) Consists of 2,000 shares of our Common Stock owned directly by Mr. Swenson and 1,600 shares of our Common Stock held in his self-directed IRA.
(6) Consists of 2,001 shares of our Common Stock owned directly by Mr. Schilling and 12,990 shares of our Common Stock subject to stock options, which are currently exercisable or are exercisable within 60 days of January 10, 2018.
(7) Consists of 93,769 shares of our Common Stock owned directly by Mr. Westrate, 12,740 shares of our Common Stock subject to stock options, which are currently exercisable or are exercisable within 60 days of January 10, 2018, 6,100 shares of our Common Stock held by Oakdale LLC (“Oakdale”), 10,753 shares of our Common Stock held by Scranton Street Holdings, LP (“Scranton”) and 2,866 shares of our Common Stock held by Northshore Partnership Ltd. (“Northshore”). Under the rules of the Commission, Mr. Westrate may be deemed to have voting and dispositive power as to the shares held by each of Oakdale, Scranton and Northshore since Mr. Westrate is an officer, director and equity owner of each of such entities.
(8) Consists of 10,696 shares of our Common Stock owned directly by Mr. Moll and 8,624 shares held in his self-directed IRA.
(9) Consists of 30,000 shares of our Common Stock owned directly by Mr. Lang in his self-directed IRA, 2,500 shares held by the Leah Delaney Karge Trust, pursuant to which Mr. Lang serves as trustee and has investment discretion, and 3,980 shares held by the James & Patricia Lang Grandchildren Education Trust UAD 01/01/2002, pursuant to which Mr. Lang serves as investment manager and has investment discretion over such shares. Mr. Lang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(10) Consists of 1,000 shares of our Common Stock owned directly by Mr. Felber and 5,000 shares of our Common Stock held in his self-directed IRA.
(11) Consists of 21,345 shares of our Common Stock owned directly by Mr. Bianchi, 18,000 shares held in his self-directed IRA and 4,000 shares of our Common Stock subject to stock options, which are currently exercisable or are exercisable within 60 days of January 10, 2018.
(12) Consists of 4,000 shares of our Common Stock owned directly by Mr. Broucek and 5,332 shares of our Common Stock held in his self-directed IRA.
(13) Consists of 12,538 shares of our Common Stock owned directly by Mr. Oldenberg and 4,292 shares of our Common Stock subject to stock options, which are currently exercisable or are exercisable within 60 days of January 10, 2018. On October 17, 2017, Mr. Oldenberg resigned as Chief Financial Officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the

Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of our equity securities on Form 4 or 5. The rules promulgated by the Commission under section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to section 16(a).
Based solely upon a review of copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during the fiscal year ended September 30, 2017 and through the date of this Proxy Statement all reports required by Section 16(a) to be filed by our directors, executive officers and 10% stockholders were filed with the Commission on a timely basis except that on September 13, 2017, a Form 4 filed on September 6, 2017 reporting purchases by Stephen Bianchi was amended after the applicable deadline.

EXECUTIVE COMPENSATION
The following section describes Citizen's fiscal 2017 executive compensation program. This analysis provides detailed compensation information for each of our named executive officers, or NEOs. For fiscal 2017, our NEOs are:

Name	Title
Stephen M. Bianchi	President and Chief Executive Officer
Mark C. Oldenberg	Executive Vice President and Chief Financial Officer

Executive Summary
Key Executive Compensation Actions. The Compensation Committee took the following key actions in fiscal 2017:

•	Salaries: Mr. Bianchi entered into an amended and restated employment agreement with a base salary of $315,000. Mr. Oldenberg entered into an employment agreement with a base salary of $175,000.

•
Incentive Compensation: Citizens granted stock options and restricted stock units to certain of its named executive officers and senior management team in fiscal 2017. Equity was awarded in recognition of Citizens performance, as well as the need to retain its executives and senior management and align their interests with the interest of our stockholders. In connection with the Company’s merger with Wells Financial Corp., Mr. Bianchi was awarded a discretionary bonus conditioned on the closing of the merger in the form of $25,000 in cash, less applicable withholding.

•
Equity Awards: In connection with the Company’s merger with Wells Financial Corp., Mr. Bianchi was also awarded a discretionary bonus conditioned on the closing of the merger in the form of $75,000 in restricted stock.

NEO Employment Agreements:
We entered into an amended and restated executive employment agreement with Mr. Bianchi on May 25, 2017, which, among other things, provides for a "double-trigger" rather than a "single-trigger" condition regarding the compensation and benefits Mr. Bianchi receives in connection with his qualifying termination of employment in the event of a "change in control."
We also entered into a new employment agreement with Mr. Oldenberg effective January 1, 2017. After the end of fiscal 2017, on October 17, 2017, Mr. Oldenberg resigned as Chief Financial Officer, and we entered into a Separation Agreement and Release with Mr. Oldenberg.
A summary of the principal terms of these agreements is provided below under “Executive Compensation - Employment Agreements.”
Our Compensation Philosophy
Citizens recognizes the importance of its employees in fulfilling its role as a successful business enterprise and a responsible corporate citizen. Our compensation philosophy is to compensate all employees (including our named executive officers) at a level sufficient to attract, motivate, and retain the talent we need to achieve or surpass the short-term and long- term goals set forth in our business plan, without promoting irresponsible behavior. Guided by this philosophy, the pay and benefits practices of Citizens reflect our vision and values, and the economic condition of the banking industry, and are built on a framework of pay-for-performance, comprehensive position evaluations, and market-competitiveness. Executive management, with approval of our Board of Directors, fulfills our responsibility to promote the best interests of Citizens through the execution of sensible compensation principles and practices.
Citizens’ compensation philosophy is created and sustained on core compensation principles. In determining compensation levels, we consider the key factors to be:

1.
We will not create incentives that foster inappropriate risk nor pay excessive compensation. No Citizens compensation plan, program, or practice will promote excessive risk taking or encourage behavior inconsistent with Citizens’ vision, mission, or strategy. We believe all of our compensation elements comply with appropriate banking regulations and sound compensation practices, which we believe neither pays excessive compensation nor encourages inappropriate risk taking.

2.
Citizens does not discriminate on the basis of race, gender, religion, national origin, veteran status, handicap, or sexual orientation in determining pay levels. Demonstrated performance, skills, commitment and results determine pay.

3.
Each pay grade and pay range will have a minimum, a maximum, and a mid-point. The mid-point is the rate we generally will pay a new hire who meets the required standards of education, skills, and experience. The maximum is the highest rate we will pay a fully qualified performing employee in that job. Salary above mid-point will be based upon exemplary performance.

4.
Compensation levels are driven by an employee’s level of impact on our organization. Not all positions are created equal. Various positions require different levels of skills, knowledge, and personal attributes that drive different rates of pay and/or variable compensation opportunity. We have established a job structure and job evaluation process that provides a formal hierarchy of grades and salary ranges.

5.
All employees should be paid a wage in line with their position within an assigned range for that position. Salary range minimums are a guideline to pay for an entry point position for that wage range. Any incumbent with the requisite skills to perform the job at minimally acceptable standards should be paid at least this rate. The salary range midpoint is developed to represent the wage paid to an employee performing the expectations of their position.

6.	Pay levels for positions are reviewed periodically.

7.
Our ability to pay drives our compensation program. Profitability is a key driver in determining compensation opportunity. The annual salary is the single largest investment Citizens makes each year. It is incumbent on our compensation professionals and senior management to ensure that our plans provide an appropriate return to Citizens and its stockholders, in addition to appropriately compensating successful performance.

Additionally, as described above under the Section “Corporate Governance Matters - The Board’s Role in Risk Oversight,” our Compensation Committee has primary oversight responsibility to ensure that our compensation programs and practices do not encourage unreasonable or excessive risk-taking and that any risks are subject to reasonably appropriate controls. We consider the following factors to maintain “at risk” compensation within appropriate levels:

•
Although profitability is a key driver for compensation opportunities, we do not reward, and in fact discourage, the taking of excessive or inordinate risk. Our Compensation Philosophy is “risk-reflective,” meaning we create our pay structure and programs to appropriately reward the returns from acceptable risk-taking through optimal pay mix, performance metrics, calibration and timing.

•	Employees eligible for incentives or sales performance pay for new business are not permitted to make credit, investment, or consumer pricing decisions independently.

•	We have no “highly-leveraged” or entirely uncapped incentive plans. Where there are elements of an incentive plan that are uncapped, the performance drivers of these elements are not risk based.

•
Incentive compensation plans for certain positions which contain significant risk to Citizens (e.g., our CEO and CFO positions) include corporate, division and individual components, and awards are determined or reviewed by the Compensation Committee prior to any payment.

•	Plan sponsors, those executives in charge of business lines in which incentive plans exist, are not eligible for awards under the plans they sponsor.
Compensation Components
Citizens utilizes three general forms of compensation for our named executive officers: base salary, short-term incentive compensation, and long-term incentive compensation. We deliver compensation at various levels of the organization in different ways. In our most senior positions (including for each of our named executive officers), we have a combination of base salary and short-term and long-term incentives to help us attract and retain talented leaders to ensure continued growth and continuity. In positions where there is a clear ability to impact performance by providing short-term incentives linked to specific goals, we have created incentive plans that we believe are market competitive and in line with our ability to pay. Short-and long-term incentives are tied directly to individual performance and/or business results. Awards are paid only when business performance is strong. At the lowest levels of the organization we rely on base salary and short-term incentives. This array of compensation plans permits greater control over managing our fixed costs, while providing competitive and meaningful rewards. Base salaries are fixed, primarily, based on what we believe are market rates. Based primarily on performance against stated goals, short-and long-term incentive pay gives us the opportunity to reward for performance in a specific year, or over a period of years, without the recurring (and compounding) expense of a base salary adjustment. Each of our compensation components is described in greater detail below.
Base salary
We pay base salaries to attract and retain talented employees, including our named executive officers. Base salary increases are driven primarily by demonstrated value to our organization and are reviewed annually and adjusted from time to time, based on a review of market data and an assessment of company, business unit and individual performance and experience. Merit increases are awarded based on the performance of the employee.
Short-term incentive plan (STIP)
We pay annual incentive compensation under our Executive Short Term Incentive Plan (STIP) to our named executive officers for achieving performance targets related to Bank and individual performance. We balance the security provided by base salary with the “at-risk” feature of annual incentive compensation to attract and retain top quality employees and provide proper incentive to enhance the value of the Company’s Common Stock for its stockholders.
In fiscal 2017, our Compensation Committee and Board of Directors approved the STIP for annual incentive compensation to our named executive officers. In order to be eligible for an award under the STIP, the Company must have achieved a minimum return on average equity and minimum OCC safety and soundness composite rating, and the named executive officer must have received an adequate annual performance review. The Company performance goals were weighted at 85%, and the individual performance goals were weighted at 15%. The Company performance goals included Bank net income after tax, Bank net charge-offs and Bank non-performing assets. The individual performance goals for each named executive officer considered items such as implementation of strategic priorities, active investor relations outreach, and effective and transparent communication with the Board of Directors. The annual target percentages of base salary to be paid to each of our named executive officers under the STIP are as depicted in the table below:

Named Executive Officer	Threshold (% of Base Salary)	Plan (% of Base Salary)	Maximum (% of Base Salary)
Stephen M. Bianchi	20%	30%	40%
Mark C. Oldenberg	10%	20%	30%
Long-term incentive plan (LTIP)
Our Executive Long-Term Incentive Plan (LTIP) is designed to link compensation levels with performance results and ensure sustained alignment with stockholder interests by providing equity-based awards to our named executive officers. In addition, we believe equity awards provide an important retention tool for our named executive officers because the awards are subject to multi-year performance periods and vesting. Awards under this plan consist of equity-based awards, including restricted stock units, stock appreciation rights and stock options issued under the 2008 Equity Incentive Plan.
In fiscal 2017, our Compensation Committee and Board of Directors approved the LTIP, which consists of three-year performance period, with the first performance period beginning October 1, 2016 and ending September 30, 2019. The three-year performance periods run consecutively and do not overlap. Following the end of each three-year award period, awards granted vest over a two year period from the end of the performance period. The amount of awards granted at the end of the three-year performance period are determined based on a target percentage of the named executive officer’s base salary, and on a Company return on average equity component and a service-based component, each weighted at 50%. The three-year target percentages of base salary, representing the total potential percentages of base salary for each three-year performance period, used to calculate equity awards to be granted to each of our named executive officers under the LTIP are as depicted in the table below:

Named Executive Officer	Threshold (% of Base Salary)	Plan (% of Base Salary)	Maximum (% of Base Salary)
Stephen M. Bianchi	50%	75%	100%
Mark C. Oldenberg	25%	50%	75%
Transaction discretionary bonus
In connection with the Company’s merger with Wells Financial Corp. (the “Merger”), the Compensation Committee granted Mr. Bianchi a discretionary bonus conditioned upon the closing of the Merger in the form of a payment of $25,000, less applicable withholding, and a grant of $75,000 worth of restricted common stock, subject to a restricted stock award agreement. The restricted stock award agreement provided that the award was subject to the closing of the Merger and the award vests over a two-year period.
Compensation Process
Our Compensation Committee is independent and involved.

•
Each member of the committee is an independent director, is a non-employee director, and is an outside director under the applicable rules of NASDAQ, the Commission and the Internal Revenue Service, respectively.

•	The Committee decides all compensation matters for our named executive officers.
In fulfilling its duties and responsibilities, the Compensation Committee may consult with members of management and hire independent consultants. Our Chief Executive Officer works with our Compensation Committee in making recommendations regarding our overall compensation policies and plans as well as specific compensation levels for our other officers and key employees, other than the Chief Executive Officer. Members of management who were present during Compensation Committee meetings in fiscal 2017 and the first part of fiscal 2018 included our Chief Executive Officer. The Compensation Committee makes all decisions regarding the compensation of our Chief Executive Officer without our Chief Executive Officer or any other member of our management present.
The Compensation Committee’s charter provides the Committee with the sole discretion to retain or obtain advice from compensation consultants or other advisers and requires that the Company provide the Committee with adequate funding to engage any compensation consultants or other advisers the Committee deems it appropriate to engage. In the first quarter of fiscal 2017, the Compensation Committee engaged Wipfli, LLP to assist with reviewing our compensation practices and levels relating to executive officers and senior management compensation. As part of this engagement, Wipfli, LLP prepared a comparative compensation report of peer group companies within the banking industry ("Peer Group"). Geographic location, asset size, and performance were considered in selecting the Peer Group. The Peer Group consisted of:

•	Bank First National Corporation	•	Mackinac Financial Corporation
•	Blackhawk Bancorp, Inc.	•	Middlefield Banc Corp.
•	Centrue Financial Corporation	•	Ohio Valley Banc Corp.
•	CIB Marine Bancshares, Inc.	•	SB Financial Group, Inc.
•	HMN Financial, Inc.	•	United Bancshares, Inc.
•	IF Bancorp, Inc.	•	Westbury Bancorp, Inc.
Centrue Financial Corporation will no longer be part of our Peer Group as a result of being acquired. If other Peer Group companies are acquired, they will remain in our Peer Group until the acquisition is complete.
The Compensation Committee considered the recommendations from the outside consultant when reviewing and determining base salaries, cash and equity incentive plans of our executive officers. The decision to engage Wipfli as our compensation consultant for fiscal 2017 was made and recommended by the Compensation Committee. The following table summarizes the fees we were billed for Compensation and Non-Compensation related services rendered by Wipfli, LLP, during fiscal 2017.

Service Type	Fiscal Year ended September 30, 2017
Compensation related fees	$17,942
Non-compensation related fees (1)	151,213
Total fees billed	$169,155
(1) Includes administration fees related to our 401(k) plan, payroll processing support fees and fees related to compliance consulting and internal audit.
Notwithstanding the payment of the fees noted above, our Compensation Committee evaluated this potential conflict of interest and determined to engage Wipfli because of its expertise and familiarity with the regional banking industry.
In September 2017, the Compensation Committee engaged independent compensation consultant McLagan to provide the Compensation Committee with independent advice regarding incentive plan design, performance measurement, design and use of equity compensation and relevant market practices and trends with respect to the compensation of our executive officers and senior management. McLagan prepared reports, delivered presentations and engaged in discussions with the Compensation Committee on executive compensation matters. McLagan reviewed and provided recommendations regarding the LTIP, 2018 Equity Incentive Plan and director compensation. The Compensation Committee considered the recommendations from the independent compensation consultant when reviewing and determining LTIP, and the Compensation Committee and Board considered the recommendations from the independent compensation consulting when reviewing and approving the 2018 Equity Incentive Plan for submission to the stockholders at the Annual Meeting. McLagan provides no other services to the Company. The Compensation Committee has assessed the independence of McLagan in accordance with SEC and NASDAQ rules and regulations and has concluded that no conflict of interest exists that will prevent them from being independent consultants to the Compensation Committee.
At the Company’s 2017 Annual Meeting, pursuant to a non-binding, advisory vote, stockholders approved the compensation of the Company’s named executive officers as disclosed in the proxy statement for the meeting by a vote of 2,094,189 shares in favor to 899,915 against. The Compensation Committee has considered the results of this advisory stockholder vote and believes that it shows support by the Company’s stockholders for the Company’s compensation philosophy and the executive compensation programs that implement the Company’s compensation philosophy. The Company has not significantly changed its executive compensation program following the stockholder advisory vote. However, following the 2017 Annual Meeting, we entered into an amended and restated executive employment agreement with Mr. Bianchi on May 25, 2017,which, among other things, provides for a “double-trigger” rather than a “single-trigger” condition regarding the compensation and benefits Mr. Bianchi receives in connection with his qualifying termination of employment in the event of a “change in control.” Also at the Company’s 2017 Annual Meeting, a plurality of stockholders voted that stockholder advisory (non-binding) votes on executive compensation should occur every year. Subsequent to the annual meeting, our Board determined that stockholder advisory (non-binding) votes on executive compensation shall occur every year. The next required stockholder advisory (non-binding) vote regarding the frequency interval will be held in six years at the Company’s 2023 Annual Meeting.
Summary Compensation Table
The table below provides information for our last two fiscal years regarding compensation paid by the Company to the persons who served as our Principal Executive Officer and our most highly compensated executive officer other than the Principal Executive Officer in fiscal 2017, who collectively are referred to herein as our named executive officers.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Option Awards (3)	Stock Awards (4)	All Other Compensation (5)	Total
Stephen M. Bianchi	2017	$305,192	$26,200	$—	$75,007	$28,645	$435,044
CEO and Principal Executive Officer	2016	$76,154	$—	$27,400	$100,001	$1,800	$205,355
Mark C. Oldenberg	2017	$175,000	$42,000	$—	$—	$8,393	$225,393
CFO and Principal Accounting Officer	2016	$181,731	$37,152	$5,050	$—	$9,955	$233,888

Explanatory Notes for Summary Compensation Table:

1.
The amount reported for Mr. Bianchi reflects his salary payments made from the time of his appointment as our President and Chief Executive Officer on June 24, 2016 through the fiscal year ended on September 30, 2017. Mr. Bianchi’s employment agreement provided for an annual base salary of $300,000. On May 25, 2017, Mr. Bianchi’s employment agreement was amended and restated to provide for an annual base salary of $315,000.

2.
These amounts represent discretionary cash bonuses awarded by our Compensation Committee to each listed officer in connection with our financial performance and each officer's achievement of certain pre-determined individual performance goals with respect to fiscal 2017 and 2016, regardless of when such bonus was paid.

3.
These amounts reflect the grant date fair value of option awards granted in the applicable fiscal year, computed in accordance with Accounting Standards Codification Topic 718-10 (formerly FAS 123(R)). We calculate the grant date fair value of option awards using the Black-Sholes option pricing model. For purposes of this calculation, the impact of forfeitures is excluded until they actually occur. The other assumptions made in valuing option awards are included under the caption “Note 13 - Stock-Based Compensation” in the Notes to our Consolidated Financial Statements in the fiscal 2017 Annual Report on Form 10-K which was filed with the Commission on December 13, 2017 and such information is incorporated herein by reference.

4.
These amounts reflect the grant date fair value of restricted stock awards granted in the applicable fiscal year, computed in accordance with Accounting Standards Codification Topic 718-10 (formerly FAS 123(R)), excluding estimated forfeitures. The assumptions made in valuing stock awards are included under the caption “Note 13 - Stock- Based Compensation” in the Notes to our Consolidated Financial Statements in the fiscal 2017 Annual Report on Form 10-K which was filed with the Commission on December 13, 2017 and such information is incorporated herein by reference. Information with respect to the awards granted in the fiscal year is set forth below under “Outstanding Equity Awards at Fiscal Year End” and “Stock Awards”.

5.	The table below shows the components of this column, which include our match for each individual’s 401(k) plan contributions, automobile allowance, HSA contribution and moving expenses.

Name and Principal Position	Fiscal Year	401(k) Match	Auto	HSA Contribution	Moving Expenses	Total “All Other Compensation”
Stephen M. Bianchi	2017	$10,581	$6,000	$825	$11,239	$28,645
CEO and Principal Executive Officer	2016	$—	$1,800	$—	$—	$1,800
Mark C. Oldenberg	2017	$7,431	$—	$962	$—	$8,393
CFO and Principal Accounting Officer	2016	$9,542	$—	$413	$—	$9,955
Stock and Option Awards
On August 21, 2017, the Compensation Committee issued Mr. Bianchi 5,495 shares of restricted stock. The restricted stock vest pro rata over a two year period as follows: 50% of the shares vest on May 25 of each successive year.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information on outstanding option and restricted stock awards held by the named executive officers at September 30, 2017, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option and the number of shares of restricted stock held at fiscal year end that had not yet vested.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)
Mark C. Oldenberg (2)(3)	292	294	$6.12	1/24/2023	1,036	$14,452
Mark C. Oldenberg (2)(4)	2,000	4,000	$8.00	1/24/2024	2,000	$27,900
Mark C. Oldenberg (2)(5)	1,000	9,000	$9.20	3/3/2025	4,500	$62,775
Mark C. Oldenberg (2)(6)	1,000	4,000	$9.21	1/24/2026	—	$—
Stephen M. Bianchi (7)	4,000	16,000	$11.00	6/24/2026	7,273	$101,456
Stephen M. Bianchi (8)	—	—	—	NA	5,495	$76,655

1.
Market value equals the closing market price of our Common Stock on September 29, 2017 (the last trading day of our fiscal year end), which was $13.95, multiplied by the number of shares of restricted stock that have not vested as of such date.

2.
Following Mr. Oldenberg’s resignation on October 17, 2017, his unvested stock options and restricted shares of Common Stock were forfeited, and his vested stock options remained exercisable for a period of three months.

3.
The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of June 24, 2014, January 24, 2015, January 24, 2016, January 24, 2017 and January 24, 2018.

4.
The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of January 24, 2015, January 24, 2016, January 24, 2017, January 24, 2018 and January 24, 2019.

5.
The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of January 24, 2016, January 24, 2017, January 24, 2018, January 24, 2019 and January 24, 2020.

6.	The common stock options vest pro rata over a five year period on each of January 24, 2017, January 24, 2018, January 24, 2019, January 24, 2020 and January 24, 2021.
7.	The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of June 24, 2017, June 24, 2018, June 24, 2019, June 24, 2020 and June 24, 2021.
8.	The restricted shares of Common Stock vest pro rata over a two year period on each of May 25, 2018 and May 25, 2019.
Employment Agreements
Mr. Bianchi’s Amended and Restated Employment Agreement
On May 25, 2017, we entered into an Amended and Restated Executive Employment Agreement with Mr. Bianchi for a term from June 24, 2016 to September 30, 2019, with automatic one-year renewal periods thereafter, which provides for the following compensation terms for Mr. Bianchi. Pursuant to the employment agreement, Mr. Bianchi receives a base salary of $315,000 per year. Mr. Bianchi’s base salary may be increased based on Mr. Bianchi’s performance and contribution to the Company, as determined by the Board of Directors. Mr. Bianchi is also eligible for an annual incentive award, to be determined by the Board of Directors, pursuant to the terms of the STIP and his individual incentive goals. Mr. Bianchi is also eligible to receive incentive awards pursuant to the terms of the LTIP and the 2008 Equity Incentive Plan, and any successor plans thereto. Mr. Bianchi is also eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company.
In addition, Mr. Bianchi’s employment agreement provides for certain payments and benefits in the event of a termination of Mr. Bianchi’s employment under specific circumstances. If, during the term of Mr. Bianchi’s employment, his employment is terminated by the Company other than for “cause”, death or disability or by Mr. Bianchi for “good reason” (each as defined in the employment agreement), he would be entitled to his salary earned but unpaid as of his termination date and all vested benefits to which he is entitled under any benefit plans set forth in the Employment Agreement (the “accrued obligations”). Furthermore, Mr. Bianchi would be entitled to (1) a pro-rated incentive award under the STIP for the year in which the termination occurs; (2) a payment equal to 200% of (a) Mr. Bianchi’s annual salary at the time of termination, and (b) the pro-rated incentive award under the STIP for the year in which the termination occurs. In addition, Mr. Bianchi would be entitled to continued participation in the Company’s medical and dental insurance plans with monthly premiums to be paid by the Company for up to 18 months following the termination of his employment with the Company. If Mr. Bianchi’s employment is terminated by the Company for “cause” or by Mr. Bianchi without “good reason,” Mr. Bianchi would be entitled to the accrued obligations, and if the employment is terminated by reason of disability or death, Mr. Bianchi would be entitled to the accrued obligations and a pro-rated incentive award under the STIP and LTIP.

The employment agreement amended the previously existing employment agreement with Mr. Bianchi to provide that, in the event of a termination of Mr. Bianchi’s employment following a “change in control” by the Company other than for “cause”, death or disability or by Mr. Bianchi for “good reason”, he would be entitled to the accrued obligations. Furthermore, Mr. Bianchi would be entitled to (1) a pro-rated incentive award under the STIP for the year in which the termination occurs; (2) a payment equal to 200% of (a) Mr. Bianchi’s annual salary at the time of termination, and (b) the pro-rated incentive award under the STIP for the year in which the termination occurs. In addition, Mr. Bianchi would be entitled to continued participation in the Company’s medical and dental insurance plans with monthly premiums to be paid by the Company for up to18 months following the termination of his employment with the Company.
Following any termination of employment, Mr. Bianchi will be subject to an 18-month confidentiality covenant; an 18-month non-solicitation covenant related to clients of the company; an 18-month non-solicitation of employees covenant; and an 18-month non-competition covenant.

Mr. Oldenberg’s Employment Agreement and Severance Agreement
Mr. Oldenberg resigned as Chief Financial Officer on October 17, 2017. Prior to his resignation, his employment was governed by an Employment Agreement effective January 1, 2017 for an 18-month term, ending on June 30, 2018. Pursuant to the employment agreement, Mr. Oldenberg received a base salary of $175,000 per year. In addition, the employment agreement also provided that Mr. Oldenberg may receive a cash bonus and may receive grants of performance-based restricted stock and options as determined by the board of directors of the Bank. Mr. Oldenberg was also entitled to participate in the Bank’s insurance, health, retirement, and other benefit plans.
As more specifically described and set forth in the employment agreement, the employment agreement contained certain rights of Mr. Oldenberg and the Bank to terminate Mr. Oldenberg’s employment, including a termination by the Bank for “cause” as defined in the employment agreement. The employment agreement specified certain compensation and benefits following termination of employment, including (1) Mr. Oldenberg’s salary for one (1) year following termination (the “Severance Period”) without cause; and, (2) at the Bank’s election, either (a) cash in an amount equal to the cost to Mr. Oldenberg of obtaining all health, life, disability and other fringe benefits (which may include bonuses at the discretion of the board of directors of the Bank) that Mr. Oldenberg would have been eligible to participate during the Severance Period based upon the benefit levels substantially equal to those that the Bank provided for Mr. Oldenberg at the date of the termination of employment, or (b) continued participation under such Bank benefit plans during the Severance Period, but only to the extent Mr. Oldenberg continues to qualify for participation in those benefit plans.
In connection with Mr. Oldenberg’s resignation, we entered into a Separate Agreement and Release with him on October 17, 2017. The separation agreement provided that Mr. Oldenberg would receive (a) a separation payment equal to his base salary through June 30, 2018, (b) a payment equivalent to the estimated bonus Mr. Oldenberg would have received under the Bank’s STIP for fiscal year 2017, and (c) a payment equal to the cost of continuing his health, dental, life, disability and other benefits through June 30, 2018. Mr. Oldenberg released the Company from all claims, and became subject to confidentiality, cooperation and nondisparagement provisions. In addition, Mr. Oldenberg’s rights and interests in his stock option awards and restricted stock awards are governed by the terms of the award agreements and the applicable plans pursuant to which the awards were granted. Pursuant to the 2008 Equity Incentive Plan, Mr. Oldenberg’s vested stock option awards under that plan are exercisable for a period of three months following his resignation. All unvested stock option awards and restricted stock awards are forfeited.
Post-Employment Compensation
401(k) Plan Benefits
Our executive officers are eligible to participate in our 401(k) plan on the same terms as our other employees. Our 401(k) plan is a qualified, tax-exempt savings plan with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code. All employees who have attained age 21 and completed 90 days of continuous employment, are eligible to participate in the 401(k) plan.
Participants are permitted to make salary reduction contributions to the 401(k) plan of up to 100% of their salary, up to a maximum of $18,000 ($24,000 for employees over 50 years of age) for each of calendar years 2017 and 2016, respectively. We match each contribution in an amount equal to 100% of the participant’s 401(k) deferrals for the year up to 4% of their salary, provided the participant must contribute a minimum of 4% of his or her salary as a condition to receiving the matching contribution. All contributions made by participants are before-tax contributions. All participant contributions and earnings are fully and immediately vested.

Participants may invest amounts contributed to their 401(k) plan accounts in one or more investment options available under the 401(k) plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement that provides information regarding, among other things, the market value of all investments and contributions made to the 401(k) plan on the participant’s behalf.

Other Stock Benefit Plans
At the discretion of our Compensation Committee, our executive officers are eligible to participate in our equity incentive plans, including the Company’s 2004 Stock Option and Incentive Plan, the 2004 Recognition and Retention Plan and the 2008 Equity Incentive Plan. Eligible awards under these plans include, without limitation, stock options, stock appreciation rights, restricted stock and restricted stock units. Eligible participants under these plans include our directors, officers and other employees of the Company or Citizens Community Federal N.A. Upon the death or disability of the participant or upon a change in control of Citizens, these awards become 100% exercisable or vested.
The 2004 Stock Option and Incentive Plan and the 2004 Recognition and Retention Plan (the “2004 Plans”) have been terminated by our Board of Directors. No awards will be made under the 2004 Plans and shares of Common Stock available for issuance under the 2004 Plans did not rollover into the 2008 Equity Incentive Plan. Awards currently outstanding under the 2004 Plans will continue to remain outstanding in accordance with their terms.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of September 30, 2017 about our Common Stock that may be issued under our existing equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	146,606(1)	$9.45	354,945(2)
Equity compensation plans not approved by security holders	—	—	—
Total	146,606	$9.45	354,945

(1)
Represents 106,050 shares of our Common Stock to be issued upon exercise of outstanding stock options under the 2008 Equity Incentive Plan and 40,556 shares of our Common Stock to be issued upon exercise of outstanding stock options under the 2004 Stock Option and Incentive Plan.

(2)	Represents 354,945 shares of our Common Stock available of issuance under the 2008 Equity Incentive Plan. No new awards may be granted under the 2004 Plans.

As of January 18, 2018, the outstanding awards under the 2008 Equity Incentive Plan and the 2004 Plans consisted of the following: (i) 122,170 stock options with a weighted average exercise price of $9.82 and weighted average remaining term of 6.41 years and (ii) 50,991 restricted stock awards. As of the same date, 327,422 shares of Common Stock remain available for issuance under the 2008 Equity Incentive Plan. As discussed below, no new awards will be granted under the 2008 Equity Incentive Plan.

PROPOSAL 2:
APPROVAL OF 2018 EQUITY INCENTIVE PLAN
Our Board of Directors is asking our stockholders to approve a new 2018 Equity Incentive Plan (the “2018 Plan”). Upon the recommendation of the Compensation Committee, the 2018 Plan was approved by the Board on December 20, 2017, subject to approval of our stockholders at the Annual Meeting.
The 2018 Plan will replace our 2008 Equity Incentive Plan (the “Prior Plan”) initially approved by our stockholders in February 2008 and expiring in February 2018. The 2018 Plan is substantially similar to the Prior Plan, except that we have added a number of new compensation governance provisions that reflect best practices. No new awards will be granted under the Prior Plan. Shares of Common Stock available for issuance under the Prior Plan will not rollover into the 2018 Plan, but awards currently outstanding under the Prior Plan will continue to remain outstanding in accordance with their terms.
Purpose
The purpose of the 2018 Plan is to promote the long-term success of Citizens and increase stockholder value by:

•	attracting and retaining key employees and directors;

•	encouraging directors and key employees to focus on long-range objectives; and

•	further linking the interests of directors, officers and employees directly to the interests of the stockholders.
The 2018 Plan, if approved by stockholders, will support our overall compensation strategy by providing Citizens with an additional tool to attract, motivate and retain the most qualified management and other personnel and link the interests of directors, officers and employees with the interests of stockholders. In furtherance of these objectives, our Board of Directors has adopted the 2018 Plan, subject to approval by the stockholders at this meeting.
The 2018 Plan will allow Citizens to grant or award stock options, stock appreciation rights, restricted stock and restricted stock units to directors, advisory directors, officers and other employees of Citizens and its affiliates.  The 2018 Plan will become effective as of the date it is approved by the stockholders.
If the 2018 Plan is approved, and awards are granted under the plan, it may have a dilutive effect on Citizens' stockholders and will impact Citizens' net income and stockholders' equity, although the actual results cannot be determined until the plan is implemented.
A summary of the 2018 Plan is set forth below.  This summary of the 2018 Plan is qualified in its entirety by the full text of the 2018 Plan, which is attached as Appendix A to this Proxy Statement.
Highlights of the Plan
We have designed the 2018 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for directors, advisory directors, officers and other employees with the interests of stockholders and the Company. The following are some of the features added to the 2018 Plan:

•	Non-employee director limits. The 2018 Plan provides that the maximum aggregate value of awards granted to any non-employee director in a fiscal year may not exceed $50,000.

•
Minimum vesting requirements. The 2018 Plan provides for a minimum vesting period of one year from the date of grant for awards based solely on continued service of employees, subject to certain limited exceptions.

•	Change in control upon consummation of transaction. The 2018 Plan provides that a change in control generally does not occur until the consummation of certain specified transactions.

•
“Double-trigger” in the event of a change in control. The 2018 Plan provides for “double-trigger” accelerated vesting in the event of a change in control of the Company in which the Company is the surviving corporation or the acquirer assumes outstanding awards or substitutes equivalent equity awards, meaning outstanding awards will not vest in the event of a change in control in these circumstances unless also accompanied by a qualifying termination of employment.

•
Prohibition on repricing. The 2018 Plan does not permit repricing of options or stock appreciation rights or the exchange of underwater options or stock appreciation rights for cash or other awards without stockholder approval, except in connection with certain corporate transactions involving the Company or a change in control.

•
No liberal share recycling. Shares retained by or delivered to the Company to pay the exercise price of awards or to satisfy tax withholding in connection with the exercise of such awards count against the number of shares remaining available under the 2018 Plan. Any shares repurchased by the Company on the open market using proceeds from the exercise of an award will not increase the number of shares available for future award grants.

Administration of the 2018 Plan
The 2018 Plan will be administered by a committee of the Board of Directors of Citizens consisting of at least two members (the “Committee”). Each member of the Committee must be a “Non-Employee Director” and an “Outside Director,” as those terms are described in the 2018 Plan.  The Committee will:

•	select persons to receive stock options, stock appreciation rights and restricted stock awards from among the eligible participants;

•	determine the types of awards and the number of shares to be awarded to participants;

•	set the terms, conditions and provisions of the stock options or stock appreciation rights and restricted stock awards consistent with the terms of the 2018 Plan; and

•	establish rules for the administration of the 2018 Plan.
The Committee has the power to interpret the 2018 Plan and to make all other determinations necessary or advisable for its administration. In granting awards under the 2018 Plan, the Committee will consider, among other factors, the position and years of service of the individual, the value of the individual's services to Citizens and its subsidiaries and the added responsibilities of these individuals as employees, directors and officers of a public company.
Number of Shares That May Be Awarded
The aggregate number of shares of Common Stock reserved and available for issuance under the 2018 Plan is 350,000, which represents 5.95% of the total outstanding shares as of January 10, 2018.  No new awards will be granted under the Prior Plan. The 327,422 shares of Common Stock available for issuance under the Prior Plan will not rollover into the 2018 Plan and will expire as provided under the Prior Plan. Awards currently outstanding under the Prior Plan will continue to remain outstanding in accordance with their terms.
The fair market value of the shares available for issuance under the 2018 Plan is approximately $4.8 million, based on the closing price of the Common Stock on January 10, 2018.  Only shares actually issued to participants or retained or surrendered to satisfy tax withholding obligations for awards under the 2018 Plan count against this total number of shares available under the 2018 Plan.  Any shares repurchased by the Company on the open market using proceeds from the exercise of an award will not increase the number of shares available for future award grants. The shares of Common Stock available under the 2018 Plan are subject to adjustment in the event of certain business reorganizations.
Awards issued under the 2018 Plan may have a dilutive effect on Citizens' stockholders and will impact Citizens' net income and stockholders' equity, although the actual results cannot be determined until the plan is implemented. Assuming all awards under the 2018 Plan are awarded and exercised, current stockholders would be diluted by approximately 5.61%.
Eligibility to Receive Awards
The Committee may grant awards under the 2018 Plan to directors, advisory directors, officers and employees of Citizens and its subsidiaries.  The Committee will select persons to receive awards among the eligible participants and determine the number of shares for each award granted.  As of January 18, 2018, there are seven non-employee directors and approximately 225 officers and employees who currently are eligible to receive awards under the 2018 Plan.
Terms and Conditions of Awards Under the 2018 Plan
Stock Options.  The Committee may grant stock options to purchase shares of Common Stock at a price that is not less than the fair market value of the shares on the date the option is granted.  The fair market value is the last sale price as quoted on the NASDAQ Global Market.
Stock options may not be exercised later than 10 years after the grant date.  Subject to the limitations imposed by the provisions of the Internal Revenue Code, certain of the options granted under the 2018 Plan to officers and employees may be designated as “incentive stock options.”  Incentive stock options may not be exercised later than 10 years after the grant date.  Options that are not designated and do not otherwise qualify as incentive stock options are referred to in this document as “non-qualified stock options.”

The Committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the forms in which, payment of the exercise price with respect to the stock option may be made.  Unless otherwise determined by the Committee or set forth in the written award agreement evidencing the grant of the stock option, upon termination of service of the participant for any reason other than for Cause (as defined in the 2018 Plan), all stock options then currently exercisable by the participant shall remain exercisable for one year for terminations due to death or disability and three months for other terminations, or until the expiration of the stock option by its terms if sooner.
Stock options granted and outstanding will require an expense accrual by Citizens each quarter based on the anticipated value of the options.  This valuation is based on a number of factors, including the vesting period for the options, the exercise price and the fair market value of the Common Stock.
Stock Appreciation Rights.  The Committee may grant stock appreciation rights, which give the recipient of the award the right to receive the excess of the market value of the shares represented by the stock appreciation rights on the date exercised over the exercise price.  The exercise price may not be less than the fair market value of the Common Stock on the date the right is granted.  Upon the exercise of a stock appreciation right, the holder will receive the amount due in shares of Common Stock.  Stock appreciation rights may be related to stock options (“tandem stock appreciation rights”), in which case the exercise of one award will reduce to that extent the number of shares represented by the other award.  Stock appreciation rights may not be exercised later than 10 years after the grant date.
The Committee will determine the time or times at which a stock appreciation right may be exercised in whole or in part. Unless otherwise determined by the Committee or set forth in the written award agreement evidencing the grant of the stock appreciation right, upon termination of service of the participant for any reason other than for Cause, all stock appreciation rights then currently exercisable by the participant shall remain exercisable for one year for terminations due to death or disability and three months for other terminations, or until the expiration of the stock appreciation right by its terms if sooner.
Stock appreciation rights will require an expense accrual by Citizens each year for the appreciation on the stock appreciation rights that it anticipates will be exercised.  The amount of the accrual is dependent upon whether, and the extent to which, the stock appreciation rights are granted and the amount, if any, by which the market value of the stock appreciation rights exceeds the exercise price.
Restricted Stock Awards.  The Committee is authorized to grant restricted stock, which are shares of Common Stock subject to forfeiture and limits on transfer until the shares vest, and restricted stock units, which are rights to receive shares of Common Stock subject to similar limits as on restricted stock.
During the vesting period the recipient of restricted stock will have all the rights of a stockholder, including the power to vote and the right to receive dividends with respect to those shares.  No such rights apply to restricted stock units, until shares are issued for those units.  Shares of restricted stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.
The Committee has the right to determine any other terms and conditions, not inconsistent with the 2018 Plan, upon which a restricted stock award shall be granted.
Minimum Vesting Requirements
No shares of Common Stock may be granted to employees under an award solely based on continued service that become vested or exercisable more rapidly than over a one year period, except in connection with the award recipient’s death or disability or a change in control of the Company. However, the Committee has discretion to grant awards for up to a total of 17,500 shares without regard to the vesting restrictions described above.
Treatment of Awards upon a Change in Control
Unless otherwise provided by the Committee in an award agreement:

(a)
upon the occurrence of a change in control of the Company in which the Company is not the surviving corporation, or the awards under the 2018 Plan are not assumed by the surviving entity or substituted by equivalent equity awards, then:

i.	all outstanding options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms;

ii.	all restrictions and vesting requirements applicable to any award based solely on continued service will terminate; and

iii.
all awards with vesting or payment based on performance goals will vest and become immediately payable as though such performance goals were fully achieved at the greater of: (i) “target” or (ii) the actual performance as of the date of the change in control.

(b)
upon the occurrence of a change in control of the Company in which the Company is the surviving corporation, or the awards under the 2018 Plan are assumed by the surviving entity or substituted by equivalent equity awards, if within two years following the change in control, a participant’s employment is terminated without Cause, then:

i.	all of that participant’s outstanding options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms;

ii.	all restrictions and vesting requirements applicable to any award based solely on continued service will terminate; and

iii.
all awards with vesting or payment based on performance goals will vest and become immediately payable as though such performance goals were fully achieved at the greater of: (i) “target” or (ii) the actual performance as of the date of the change in control.

Acceleration of Vesting
Upon the termination of the award recipient’s service due to death or disability, all unvested awards vest as of the date of that termination. The Committee also has the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any awards, or to remove any or all of such restrictions, whenever it may determine that this action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant date.
Prohibition on Repricing and Buy-Outs of Options and Stock Appreciation Rights
Without stockholder approval, the Committee may not seek to effect a repricing of previously granted options or stock appreciation rights with an exercise price that is greater than the then-current fair market value by amending or modifying outstanding options or stock appreciation rights to lower the exercise price of the award, cancelling options or stock appreciation rights in exchange for either cash, other options or stock appreciation rights with a lower exercise or other awards price, or repurchasing options or stock appreciation rights, subject to certain adjustments in the event of certain business reorganizations.
Non-Employee Director Limits
The maximum aggregate value of awards granted during a single fiscal year to any non-employee director may not exceed $50,000, subject to adjustment in the event of certain business reorganizations.
Forfeiture of Awards
If the holder of an unvested award terminates service other than due to death, disability or a change in control, the unvested award will be forfeited by the holder.  Upon any termination of service for Cause, all stock options or stock appreciation rights not previously exercised shall be immediately forfeited by the holder.
Transferability of Awards
Stock options, stock appreciation rights and unvested restricted stock awards may be transferred upon the death of the holder to whom it was awarded, by will or the laws of inheritance.  Stock options and stock appreciation rights may be transferred during the lifetime of the holder to whom it was awarded only pursuant to a qualified domestic relations order.
Amendment and Termination of the 2018 Plan
The 2018 Plan shall continue in effect for a term of 10 years, after which no further awards may be granted. The Board may at any time amend, suspend or terminate the 2018 Plan or any portion thereof, except to the extent stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our Common Stock may then be listed or quoted. Stockholder approval will generally be required with respect to an amendment to the 2018 Plan that will:  (i) increase the aggregate number of securities that may be issued under the plan, except as specifically set forth under the plan; (ii) materially increase the benefits accruing to participants under the 2018 Plan; (iii) materially change the requirements as to eligibility for participation in the 2018 Plan; or (iv) change the class of persons eligible to participate in the 2018 Plan.  No amendment, suspension or termination of the 2018 Plan, however, will impair the rights of any participant, without his or her consent, in any award already granted.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the 2018 Plan with the Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2018 Plan by our stockholders.
Federal Income Tax Consequences
Under current federal tax law, non-qualified stock options granted under the 2018 Plan will not result in any taxable income to the optionee at the time of grant or any tax deduction to Citizens.  Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their cost is taxable to the optionee as compensation income and is generally deductible by Citizens.  The optionee's tax basis for the shares is the market value of the shares at the time of exercise.
Neither the grant nor the exercise of an incentive stock option under the 2018 Plan will result in any federal tax consequences to either the optionee or Citizens, although the difference between the market price on the date of exercise and the exercise price is an item of adjustment included for purposes of calculating the optionee's alternative minimum tax.  Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a long-term capital gain if the applicable holding period is satisfied.  If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and the sale price will be taxed as ordinary income and Citizens will be entitled to a deduction in the same amount.  The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable holding period is satisfied.  If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed to have exercised a non-qualified stock option.  The time frame in which to exercise an incentive stock option is extended in the event of the death or disability of the optionee.
The exercise of a stock appreciation right will result in the recognition of ordinary income by the recipient on the date of exercise in an amount of cash and/or the fair market value on that date of the shares acquired pursuant to the exercise.  Citizens will be entitled to a corresponding deduction.
Recipients of shares granted under the 2018 Plan will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date.  In certain circumstances, a holder may elect to recognize ordinary income and determine the fair market value on the date of the grant of the restricted stock.  Recipients of shares granted under the 2018 Plan will also recognize ordinary income equal to their dividend or dividend equivalent payments when these payments are received.
New Plan Benefits
It is not possible at this time to determine the benefits or amounts that will be received by or allocated to participants under the 2018 Plan or would have been received by or allocated to participants for the last completed fiscal year if the 2018 Plan had then been in effect because awards under the 2018 Plan will be made at the discretion of the Committee. No options or other awards have been previously granted under the 2018 Plan.
Vote Required for Approval
Approval of the 2018 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present in person or by proxy. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved.
Board of Directors Recommendation
            The Board of Directors recommends that you vote FOR the approval of the 2018 Equity Incentive Plan.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Audit Committee has appointed Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2018. Unless otherwise directed, proxies will be voted FOR the ratification of such appointment.
Although this appointment is not required to be submitted to a vote of our stockholders, our Board of Directors believes it appropriate as a matter of policy to request that our stockholders ratify the appointment. If stockholder ratification is not received, the Board of Directors will reconsider the appointment, and may retain that firm or another firm without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different firm at any time during the fiscal year if it determines that such a change would be in the Company’s best interests.
It is not expected that a representative of Baker Tilly Virchow Krause, LLP will be present at the Annual Meeting.
Citizens Management will be available to respond to relevant questions regarding the appointment of our auditor.
Vote Required for Approval

The approval of the ratification of Baker Tilly Virchow Krause, LLP requires the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present in person or by proxy. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved.
Board of Directors Recommendation
            The Board of Directors recommends a vote FOR the ratification of Baker Tilly Virchow Krause, LLP as Citizens' independent registered public accounting firm for the fiscal year ending September 30, 2018.
PROPOSAL 4:
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
We believe that our compensation policies and procedures, which are reviewed and approved by our Compensation Committee, are designed to align our named executive officer’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are important to Citizens’ continued success. The Compensation Committee periodically reviews all elements of our executive compensation program and takes any steps it deems necessary to continue to fulfill the objectives of our compensation programs.
Stockholders are encouraged to carefully review the “Directors Meetings and Committees - Compensation Committee” and “Executive Compensation” sections of this Proxy Statement for a detailed discussion of our executive compensation programs. These programs have been designed to promote a performance-based culture which aligns the interests of our executive officers and other managers with the interests of our stockholders. This includes equity awards, with long-term vesting requirements based on the executive officers achieving company goals and objectives.
We believe stockholders should consider the following in determining whether to approve this proposal:

•	Each member of Citizens’ Compensation Committee is independent under the applicable standards of NASDAQ;

•	The Compensation Committee continually monitors our performance and adjusts compensation practices accordingly;

•	The Compensation Committee regularly assesses our individual and total compensation programs against peer companies, the general marketplace and other industry data points;

•	We have maintained base salaries for our named executive officers at modest levels, and in recent years have limited increases in the base salaries paid to our named executive officers;

•	We no longer offer supplemental retirement benefits to any of our named executive officers; and

•
We have amended and restated Mr. Bianchi’s employment agreement to provide for a “double-trigger” rather than a “single-trigger” condition regarding the compensation and benefits Mr. Bianchi receives in connection with his qualifying termination in the event of a “change in control.”

Congress has enacted requirements commonly referred to as “say on pay” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As required by these rules under Section 14A of the Exchange Act, we are asking that the stockholders vote in favor of the following resolution:

“Resolved, that the stockholders of Citizens Community Bancorp, Inc. approve the compensation of Citizens’ named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”
Because this stockholder vote is advisory, it will not be binding on the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

The approval of the non-binding advisory proposal on our executive compensation described in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present in person or by proxy. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved.
Board of Directors Recommendation
            The Board of Directors recommends a vote FOR the non-binding advisory resolution approving our executive compensation.
ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K
We are required to file an annual report, called a Form 10-K, with the Securities and Exchange Commission. A copy of our Form 10-K for the fiscal year ended September 30, 2017 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written requests should be directed to Corporate Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701.
STOCKHOLDER PROPOSALS
Stockholder Proposal for the 2018 Annual Meeting
The following stockholder proposal will be voted on at the 2018 Annual Meeting only if properly presented by or on behalf of the stockholder proponent.
PROPOSAL 5:
STOCKHOLDER PROPOSAL
Thomas M. Davee, P.O. Box 212, Madison, Indiana 47250, beneficial owner of 69,604 shares of Common Stock, has advised the Company that he intends to present the following resolution at the Annual Meeting. Approval of this proposal would require an affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting.
Shareholder Resolution
RESOLVED, that the shareholders hereby inform the Board of Directors that the shareholders recommend that the Board of Directors immediately take the necessary steps to achieve a sale, merger, or other disposition of the Company on terms that will maximize shareholder value as promptly as possible.
Shareholder Supporting Statement
The Company has suffered a long run of poor operating results. CFRA, a leading investment advisory group, has ranked the Company’s operations in the bottom 6% of peer companies based upon operating efficiency, earnings quality, and cash flow generation and has issued a “Strong Sell” recommendation. According to CFRA, the Company’s Return on Assets has averaged only .35% from 2012 through 2016, and stands at .46% at June 30, 2017, while the average Return on Assets for the Company’s peers was .62% during that four-year period and stands at .71% at June 30, 2017. Similarly, the Company’s average Return on Equity for the period is only 2.86% and stands at 4.6% at June 30, 2017, while the average Return on Equity for the Company’s peers was 5.62% during the period and stands at 7.8% at June 30, 2017. According to proxy advisor ISS’s proxy analysis report for the Company’s 2017 annual meeting, the Company’s rank amongst its peers is in the lowest 25% in Return on Assets, and in the bottom half in Return on Equity and Return on Invested Capital.

Despite this long-standing history of poor performance generating roughly half the returns of its peers, the Company’s compensation to its board and CEO ranks in the top half of its peer group.
Meanwhile, the Company’s board of only seven directors divided into three classes does not provide input from a sufficiently broad and diverse group. The average age is 68 and the average director tenure is 17 years. Both of those numbers are abnormally high for a bank holding company that is the size of the Company. The board composition makes change difficult and allows the board and management to be unaccountable and unresponsive to stockholders. At the 2016 annual meeting, over 60% of the Company’s stockholders who cast their ballots voted to withhold their vote for Director Nettesheim. Despite this vote of no confidence, which was supported by proxy advisory firm Glass Lewis, the Company fully ignored its stockholders and appointed Director Nettesheim to a three-year term. Similarly, both Glass Lewis and ISS gave recommendations of “withhold” for one or both of the directors that were elected at the Company’s 2017 annual meeting. To date, the Company has not performed any stockholder outreach or commented in any public statements that it intends to be responsive to stockholder concerns.
An ongoing disconnect between the board and a majority of the Company’s owners persists. It would be in the best interests of the Company’s stockholders for the Board of Directors to immediately retain an investment banker and explore a sale of the Company.
Company’s Statement of Opposition
The Board of Directors unanimously recommends a vote “AGAINST” the above shareholder proposal for the following reasons.
The Board of Directors has reviewed the proposal and has concluded the shareholder proposal contains assertions about the Company that the Board of Directors believe are incorrect. The Company has not attempted to refute the inaccuracies.
The Board of Directors believe that the adoption of the shareholder proposal would not achieve the stated purpose of this proposal, which is a maximization of shareholder value. In a business combination, shareholder value is maximized when a company’s financial performance attracts the attention of one or more companies who believe that a strategic partnership would benefit both groups of shareholders. When a company finds itself in a position where it is being asked to “immediately take the necessary steps to achieve a sale, merger or other disposition of the Company,” the Board of Directors believes the only shareholders who will be maximizing value are those of the acquirer.
The Board of Directors believes that the adoption of this proposal is ill-advised and unwarranted based on the arguments put forth in the shareholder’s supporting statement. Adoption of the proposal could create uncertainty with respect to the Company’s future, which could undermine the Company’s relationships with its customers, employees and the communities that it serves. This uncertainty could have unintended consequences and adversely impact the Company’s ability to operate effectively, which may result in a decline in revenue due to the loss of high-quality employees and the customers that they serve. These consequences could result in erosion of the Company’s value. As a result, potential acquirers might not bid as aggressively for the Company as they might otherwise in a transaction where the Company was not pressured to publicly seek an immediate sale. Additionally, the proper timing of a merger or sale is of critical importance in maximizing shareholder value. Taking the hurried steps to achieve a sale, merger or other disposition might not maximize shareholder value in the same way as the successful execution of a well-conceived and well-timed strategy.
In the shareholder’s supporting statement, he makes a number of statements related to what he claims is the Company’s long run of poor operating results. These statements are supported by statistics of an undefined “peer group.” The Company believes the general statements about the past five years ignore the dramatic and value creating steps that have occurred during the last year to two years. In fact, the Company’s stock price, has performed comparably to commonly used bank indexes. As one example, the Company’s total return during the past 12 months ending December 4, 2017 was up 18.64% versus the KBW NASDAQ Bank Index which was up 18.58% (Source: SNL). In addition, the Company’s asset growth through acquisition, and leadership changes has strengthened the Company’s visibility to investors and has expanded its valuation multiples. The Company had $940.7 million in assets at September 30, 2017, which represents a 35% increase year over year from $695.9 million and a 62% increase at fiscal year ended 2015.
Further, the Company’s core earnings and core earnings per share increased 20% year-over-year for fiscal 2017 compared to 2016. The Company strongly disagrees with the shareholder and his assertions in his supporting statement that the Company has a long run of poor operating results.
The shareholder further states in his supporting statement that the Company’s Board of Directors is not sufficiently broad and diverse and that the Company has ignored the shareholders in electing Timothy A. Nettesheim to the Board of

Directors. Pursuant to the Company’s Bylaws and Maryland law, the Company is not able to affirmatively remove someone from its Board of Directors unless it is for cause and affirmatively done so by the shareholders. Also, the Company believes that experience and having a history with a company can be important attributes for a director to possess. In particular, the Company’s directors, during their tenure, have overseen the successful growth of the Company and navigated it through profound changes in the financial services industry and the unpredictable economy.
The Company believes that it has taken a number of significant steps over the past two years that have resulted in a higher per share value of the Company’s stock and maximized shareholder value. On August 17, 2017 the Company announced the completion of a merger with Wells Financial Corp. The Company believes that as a result of this merger, the Company will receive enhanced revenue and core profitability, increased market capitalization, cost savings and better funding capabilities and liquidity position. The Company believes that as it integrates the operations of the two companies, shareholder value will continue to increase.
The Company has also made a number of significant leadership changes in its officers and directors. On June 24, 2016, the Company hired a new President and Chief Executive Officer, Stephen Bianchi. Mr. Bianchi was hired to grow the Company’s operations and strengthen the Company through organic growth and acquisitions. This philosophy was exemplified by steps taken to improve operating efficiencies, remix the balance sheet to improve core operations and enhance franchise value and the completion of two mergers, including the recent merger with Wells Financial Corp. Mr. Bianchi was President and Chief Executive Officer of HF Financial Corp. which had assets of approximately $1.14 billion at the time of its sale in May 2016. Upon arrival at HF Financial, Mr. Bianchi implemented numerous operational efficiency directives which resulted in enhanced shareholder value relative to the franchise value prior to his arrival. On October 17, 2017, the Company hired James S. Broucek as its Chief Financial Officer to support the growth and performance improvement initiatives and well as providing enhanced depth to the financial operations.
On September 28, 2017 the Company announced that Mr. Nettesheim had resigned from the Board of Directors effective January 1, 2018. The Company appointed Francis E. Felber to its Board of Directors on September 28, 2017 matching his strong background in the Agricultural sector to the Bank’s exposure to Agricultural lending in its markets.
Recently the Company engaged McLagan AON Hewitt to analyze Board compensation, Board size, the number of committees, meeting fees, meeting frequency and oversight and factors that drive compensation per director and in aggregate. The Board intends to reexamine these matters in light of the McLagan AON Hewitt report.
Under new leadership, the Company has undergone a business transformation intended to reposition the Company from its credit union roots to a more balanced business model with a larger commercial loan focus. As recently as September 30, 2013, the consumer loan balances represented 97% of the Company’s aggregate loan portfolio. Since then, commercial balances have rapidly advanced to represent 48% of the Company’s aggregate loan portfolio, as management works to diversify the Company’s lending platform and has acquired complementary community banking franchises.
The Board has taken significant action to maximize shareholder value. The Company has increased its annual dividend from $0.02 per share in fiscal 2013 to $0.16 per share in fiscal 2017, representing an 800% increase.
As the Company has grown its asset base towards $1.0 billion and successfully begun to maximize its efficiency, the Board believes it will be able to attract more acquisition candidates in Minnesota and Wisconsin with smaller asset bases which continue to struggle with the increased cost of compliance and operational difficulties. Further, as a publicly traded company, the Company has better access to capital markets than smaller, privately owned or public financial institutions which capital may be needed to support additional organic and non-organic growth.
As a result of the significant actions taken as described in this supporting statement, the Company’s stock price has increased over the last fiscal year from a low of $10.80 per share to a high of $14.43 per share. When Mr. Bianchi was appointed as the Company’s President and Chief Executive Officer, the Company’s stock price was at $11.00, which represents a 31% increase in just over a year. The Company believes that its stock price will continue to increase upon the integration of the merger with Wells Financial Corp. and the synergies of the combined companies which have yet to be realized in publicly filed financial reports.
The Board of Directors regularly monitors the Company’s business and financial performance, and reviews the strategy for creating value for all shareholders in the context of the Company’s long-term objectives. The Board of Directors fully recognizes its responsibility and duties and stays abreast of developments within the financial institutions market. Accordingly, the Board of Directors believes it is in the best and most informed position to evaluate all of the options and strategic alternatives that may be available to the Company that are in the best interests of the shareholders, including if, when, and under what terms and conditions a merger with another financial institution should be considered.

The Company believes that the merger with Wells Financial Corp., the new leadership of Mr. Bianchi, the loan portfolio transformation and the increase in the Company’s stock price all indicate that the Company is moving forward and maximizing franchise and shareholder value. The Company believes that the fundamental decisions and change in its leadership are the proper ways to maximize shareholder value and not to immediately take steps to achieve a sale, merger or disposition, as the shareholder proposes.
If stockholders return a validly executed proxy solicited by the Board of Directors, the shares represented by the proxy will be voted on this proposal in the manner specified by the stockholder. If the stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted “AGAINST” the proposal.
Vote Required for Approval
The approval of the stockholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present in person or by proxy. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved.

Board of Directors Recommendation
Based on the factors outlined above, the Board of Directors unanimously recommends a vote AGAINST the stockholder proposal.
Stockholder Proposals for the 2019 Annual Meeting
Any stockholder who desires to submit a proposal for inclusion in our 2019 Proxy Statement in accordance with Rule 14a-8 must submit the proposal in writing to Corporate Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701. We must receive a proposal by September 26, 2018 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to consider it for inclusion in our 2019 Proxy Statement.
Stockholder proposals that are not intended to be included in the proxy materials for our 2019 Annual Meeting, but that are to be presented by the stockholder from the floor are subject to the advance notice provisions in our Bylaws. According to our Bylaws, in order to be properly brought before the meeting, a proposal not intended for inclusion in our proxy materials must be received at our principal offices after November 27, 2018 (120 days prior to the anniversary of this annual meeting of stockholders) and before December 27, 2018 (90 days prior to the anniversary of this annual meeting of stockholders), except with respect to director nominations. The notice must set forth the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder proposing such business, as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Company’s capital stock that are beneficially owned or of record by such stockholder and the underlying beneficial owner, if different; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
Stockholder proposals related to director nominations under our Bylaws must be received at our principal offices not less than ninety (90) days prior to the date of the meeting; provided, however, that if less than one hundred (100) days’ notice or prior disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made by the Company, whichever shall first occur. The stockholder’s notice must comply with the same requirements for the notice described above for proposals other than in connection with director nominations, must be in writing and shall set forth: (a) as to each person whom such stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation, (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, if different; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in his, her or its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director of Citizens if elected.
If the notice does not comply with the requirements set forth in our Bylaws, the chairman of the meeting may refuse to acknowledge the matter. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2019 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS
Our directors know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen M. Bianchi,
Chief Executive Officer
Eau Claire, Wisconsin
January 24, 2018

Appendix A
CITIZENS COMMUNITY BANCORP, INC.
2018 EQUITY INCENTIVE PLAN

Citizens Community Bancorp, Inc.
2018 Equity Incentive Plan

ARTICLE I
PURPOSE
1.1    General Purpose of the Plan.
The purpose of the Plan is to promote the long-term growth and profitability of Citizens Community Bancorp, Inc., to provide directors, advisory directors, officers and employees of Citizens Community Bancorp, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Citizens Community Bancorp, Inc.
ARTICLE II
DEFINITIONS
The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Affiliate means any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any other benefit under this Plan.

Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Options or Stock Appreciation Rights granted to such Participant that are exercisable, following the Participant's death.

Board means the Board of Directors of Citizens Community Bancorp, Inc. and any successor thereto.

Change in Control means any of the following events:

any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board;

the stockholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company, and such transaction, sale or disposition is consummated; or

a tender offer or exchange offer for 25% or more of the total outstanding Shares of the Company is consummated (other than such an offer by the Company).

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Article IV.

Company means Citizens Community Bancorp, Inc., a Maryland corporation, and any successor thereto.

Disability means a condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Notwithstanding the above, the term Disability in connection with Incentive Stock Options shall have the meaning specified in Section 22(e)(3) of the Code.

Effective Date means the date on which the Plan is approved by the stockholders of Citizens Community Bancorp, Inc.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the Shares due upon exercise of a Stock Appreciation Right is computed.

Fair Market Value means, with respect to a Share on a specified date:

If the Shares are listed on any established stock exchange, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Composite Tape or other comparable reporting system for the exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

If the Shares are not traded on a national securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (a), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

Family Member means with respect to any Participant:

the lineal ascendants and lineal descendants of such Participant or his spouse, or any one or more of them, or an entity wholly owned by, including, but not limited to, a trust the exclusive beneficiaries of which are, one or more of the lineal ascendants or lineal descendants of such Participant or his spouse, or wholly owned jointly by one or more of them and the Participant.

Incentive Stock Option means a right to purchase Shares that is granted to an employee of the Company or any Affiliate that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of Section 422 of the Code.

Non-Qualified Stock Option means a right to purchase Shares that is not intended to qualify as an Incentive Stock Option or does not satisfy the requirements of Section 422 of the Code.

Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Participant means any director, advisory director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

Permitted Transferee means, with respect to any Participant, a Family Member of the Participant to whom an Award has been transferred as permitted hereunder.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means the Citizens Community Bancorp, Inc. 2018 Equity Incentive Plan, as amended from time to time.

Prior Plan means the Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan, as amended from time to time.

Qualified Domestic Relations Order means a Domestic Relations Order that clearly specifies:

The name and last known mailing address of the Option Holder and of each person given rights under such Domestic Relations Order;

the amount or percentage of the Option Holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order;

the number of payments or the period to which such Domestic Relations Order applies; and

the name of this Plan; and

does not require the payment of a benefit in a form or amount that is:

not otherwise provided for under the Plan; or

inconsistent with a previous Qualified Domestic Relations Order.

For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order, including the approval of a property settlement that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant.

Restricted Stock Award means an award of Shares or Share Units pursuant to Article VII.

Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a director, advisory director, officer or employee of the Company or any Affiliate.

Share means a share of common stock, par value $.01 per share, of Citizens Community Bancorp, Inc.

Share Unit means the right to receive a Share at a specified future date.

Stock Appreciation Right means the right to receive a payment in Shares measured by the increase in the Fair Market Value of a Share over the Exercise Price of that Stock Appreciation Right.

Stock Appreciation Right Holder means, at any relevant time with respect to a Stock Appreciation Right, the person having the right to exercise the Stock Appreciation Right.

Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates.  Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

Vesting Date means the date or dates on which the grant of an Option or Stock Appreciation Right is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

ARTICLE III
AVAILABLE SHARES
3.1    Shares Available Under the Plan.
Subject to adjustment under Article X, the maximum aggregate number of Shares representing Awards shall not exceed 350,000 Shares.  Shares representing tandem Stock Appreciation Rights shall for such purpose only be counted as either Shares representing Options outstanding or Stock Appreciation Rights outstanding, but not as both.

3.2    Non-Employee Director Awards.

The Committee at any time and from time to time may approve resolutions providing for the automatic grant to Non-Employee Directors of Awards granted under this Plan and may grant to Non-Employee Directors such discretionary Awards on such terms and conditions, consistent with the other provisions of this Plan, except as otherwise provided in this Section 3.2, as may be determined by the Committee in its sole discretion, and as set forth in an applicable Awards Agreement. Subject to adjustment under Article X and the limitations under Section 3.3 below, the maximum aggregate value of Awards granted to any Non-Employee Director in a fiscal year may not exceed fifty thousand dollars ($50,000).

3.3    Computation of Shares Issued.
For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Option or Stock Appreciation Right or in connection with a Restricted Stock Award. Any Award subsequently forfeited, in whole or in part, shall not be considered issued. Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on Awards issued under this Plan, any shares of Common Stock withheld to pay the exercise price of Awards under this Plan and any shares of Common Stock not issued or delivered as a result of the “net exercise” of an outstanding Option or settlement of a Stock Appreciation Right in shares of Common Stock will be counted against the shares of Common Stock authorized for issuance under this Plan and will not be available again for grant under this Plan. Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award will not increase the number of shares available for future grant of Awards. Any shares of Common Stock related to Awards granted under this Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Common Stock, or are settled in cash in lieu of shares of Common Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, will be available again for grant under this Plan and correspondingly increase the total number of shares of Common Stock available for issuance under this Plan under this Article III.
3.4    Restrictions on Vesting.
Notwithstanding anything else herein to the contrary, no shares of Common Stock may be granted under an Award under this Plan solely based on continued service of the employees that become vested or exercisable more rapidly than over a one (1) year period after the Grant Date, except in connection with the death or Disability of an employee or a Change in Control (as provided in Section 9.1), except that the Committee has discretion to grant Awards under the Plan for up to a total of 17,500 Shares, without regard to the restrictions on vesting under this Section 3.4.

ARTICLE IV
ADMINISTRATION
4.1    Committee.
(a)    The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an "Outside Director" within the meaning of Section 162(m) of the Code or a successor rule or regulation, a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an "Independent Director" under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.
(b)    The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.
(c)    The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.
4.2    Committee Powers.
Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a)    to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards to be issued or granted, and the terms and conditions thereof;
(b)    with the consent of the Participant, to the extent deemed necessary by the Committee, amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;
(c)    to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and
(d)    to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.
(e)    All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.
4.3    Prohibition Against Repricing.
(a)    Notwithstanding any other provision of this Plan other than Section 10.3, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any repricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right in exchange for (A) cash; (B) replacement Options or Stock Appreciation Rights having a lower exercise price; or (C) other Awards; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Awards under this Plan. For purposes of this Section 4.3, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

ARTICLE V
STOCK OPTIONS
5.1    Grant of Options.
(a)    Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares. An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. Only employees of the Company or its Affiliates may receive Incentive Stock Options.
(b)    Any Option granted shall be evidenced by an Award Agreement which shall:
(i)    Specify the number of Shares covered by the Option;
(ii)    Specific the Exercise Price;
(iii)    Specify the Exercise Period;
(iv)    Specify the Vesting Date; and
(v)    Contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.
5.2    Size of Option.
Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

5.3    Exercise Price.
The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

5.4    Exercise Period.
The Exercise Period during which an Option may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

(a)    The date specified by the Committee in the Award Agreement;
(b)    The last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability or a Termination for Cause;
(c)    The last day of the one-year period commencing on the date of the Participant’s termination of Service due to death or Disability;
(d)    As of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

(e)    The last day of the ten-year period commencing on the date on which the Option was granted.
An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

5.5    Vesting Date.
(a)    The Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.
(b)    Unless otherwise determined by the Committee and specified in the Award Agreement:
(i)    if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Option shall be forfeited without consideration;
(ii)    if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant's termination of Service; and
(iii)    in the event of a Change in Control, the Vesting Date shall be subject to the provisions of Article IX hereof.
5.6    Additional Restrictions on Incentive Stock Options.
An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a)    Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.
(b)    Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised.  Such sale shall disqualify the Option as an Incentive Stock Option.
(c)    The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000.

(d)    Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.
5.7    Method of Exercise
(a)    Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased.  An Option Holder shall exercise an Option to purchase Shares by:
(i)    giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;
(ii)    delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and
(iii)    satisfying such other conditions as may be prescribed in the Award Agreement.
(b)    The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:
(i)    in cash (by certified or bank check or such other instrument as the Company may accept); or
(ii)    if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder for a period of more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or
(iii)    by a combination thereof.
Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c)    When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is affected.
5.8    Limitations on Options.

(a)    An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant's Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Non-Qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.
(b)    The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:
(i)    the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or
(ii)    the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.
(c)    An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder's death shall be transferred to the Option Holder's estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.
ARTICLE VI
STOCK APPRECIATION RIGHTS
6.1    Grant of Stock Appreciation Rights.

(a)    Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant a Stock Appreciation Right. A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right. A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates. The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares and the exercise of a related Option shall cancel a tandem Stock Appreciation Right for a like number of Shares.
(b)    Any Stock Appreciation Right granted shall be evidenced by an Award Agreement which shall:
(i)    specify the number of Shares covered by the Stock Appreciation Right;
(ii)    specify the Exercise Price;
(iii)    specify the Exercise Period;
(iv)    specify the Vesting Date;
(v)    specify that the Stock Appreciation Right shall be settled in Shares; and
(vi)    contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.
6.2    Size of Stock Appreciation Right.
Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Stock Appreciation Rights shall be determined by the Committee, in its discretion.

6.3    Exercise Price.
The price per Share at which a Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Stock Appreciation Right is granted.

6.4    Exercise Period.
The Exercise Period during which a Stock Appreciation Right may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

(a)    The date specified by the Committee in the Award Agreement;
(b)    The last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability or a Termination for Cause;
(c)    The last day of the one-year period commencing on the date of the Participant’s termination of Service due to death or Disability;

(d)    As of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or
(e)    The last day of the ten-year period commencing on the date on which the Stock Appreciation Right was granted.
A Stock Appreciation Right that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

6.5    Vesting Date.
(a)    The Vesting Date for each Stock Appreciation Right Award shall be determined by the Committee and specified in the Award Agreement.
(b)    Unless otherwise determined by the Committee and specified in the Award Agreement:
(i)    if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Award shall be forfeited without consideration;
(ii)    if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant's termination of Service; and
(iii)    in the event of a Change in Control, the Vesting Date shall be subject to the provisions of Article IX hereof.
6.6    Method of Exercise.
(a)    Subject to the limitations of the Plan and the Award Agreement, a Participant may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised. A Stock Appreciation Right Holder shall exercise a Stock Appreciation Right by:
(i)    giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Stock Appreciation Right; and
(ii)    satisfying such other conditions as may be prescribed in the Award Agreement.
(b)    When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Stock Appreciation Right Holder (or, in the event of his or her death, his or her Beneficiary) of a number of Shares with an aggregate Fair Market Value equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, times the number of Stock Appreciation Rights exercised. The Person exercising the Stock Appreciation Right shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the

Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is affected
6.7    Limitations on Stock Appreciation Rights.
(a)    A Stock Appreciation Right by its terms shall not be transferable by the Stock Appreciation Right Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the life of the Stock Appreciation Right Holder, only by the Stock Appreciation Right Holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Stock Appreciation Right under the Plan, apply to the Committee for approval to transfer all or any portion of such Stock Appreciation Right which is then unexercised to such Participant's Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Stock Appreciation Right, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Stock Appreciation Right depends on the life, Service or other status of the Participant, such privilege of the Stock Appreciation Right for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.
(b)    The Company's obligation to deliver Shares with respect to a Stock Appreciation Right shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Stock Appreciation Right Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:
(i)    the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or
(ii)    the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.
(c)    A Stock Appreciation Right Holder may designate a Beneficiary to receive any Stock Appreciation Right that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Stock Appreciation Right Holder, or in the event that no Beneficiary has been designated, any Stock Appreciation Rights that may be exercised following the Stock Appreciation Right Holder's death shall be transferred to the Stock Appreciation Right Holder's estate. If the Stock Appreciation Right Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Stock Appreciation Right Holder shall be deemed to have survived the Beneficiary.

ARTICLE VII
RESTRICTED STOCK AWARDS
7.1    In General.
(a)    Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:
(i)    the number of Shares or Share Units covered by the Restricted Stock Award;
(ii)    the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Shares or Share Units;
(iii)    the date of grant of the Restricted Stock Award;
(iv)    the Vesting Date for the Restricted Stock Award;
(v)    as to Restricted Stock Awards awarding Shares, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and
(vi)    as to Restricted Stock Awards awarding Share Units, the rights of the Participant with respect to attributes of the Share Units which are the equivalent of dividends and other rights and preferences associated with Shares and the circumstances, if any, prior to the Vesting Date pursuant to which Share Units shall be converted to Shares; and
(vii)    contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.
(b)    All Restricted Stock Awards consisting of Shares shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant and held by the Committee, together with an irrevocable stock power executed by the Participant in favor of the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award. The certificates evidencing the Shares shall at all times prior to the applicable Vesting Date bear the following legend:
(i)    The common stock evidenced hereby is subject to the terms of an Award Agreement between Citizens Community Bancorp, Inc. and [Name of Participant] dated [Award Date] made pursuant to the terms of the Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan, copies of which are on file at the executive offices of Citizens Community Bancorp, Inc. and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.
(ii)    or such other restrictive legend as the Committee, in its discretion, may specify.
(c)    Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Shares distributed pursuant to such Award shall be distributable, during the lifetime of the Participant, only to the Participant.

7.2    Vesting Date.
(a)    The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.
(b)    Unless otherwise determined by the Committee and specified in the Award Agreement:
(i)    if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Shares or Share Units shall be forfeited without consideration;
(ii)    if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant's Service with the Company; and
(iii)    in the event of a Change in Control, the Vesting Date shall be subject to the provisions of Article IX hereof.
7.3    Dividend Rights.
Unless otherwise set forth in the Award Agreement, any dividends or distributions declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, or an equivalent amount in the case of a Restricted Stock Award awarding Share Units, shall be paid to the Participant at the same time they are paid to all other shareholders of the Company.

7.4    Voting Rights.
Unless otherwise set forth in the Award Agreement, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Participant.

7.5    Designation of Beneficiary.
A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares or Shares distributed in satisfaction of any unvested Share Units that become vested on the date of the Participant's death.  Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee.  In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant's death shall be paid to the executor or administrator of the Participant's estate.

7.6    Manner of Distribution of Awards.
The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VIII
SPECIAL TAX PROVISION
8.1    Tax Withholding Rights.
Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE IX
CHANGE IN CONTROL PROVISION
9.1    Acceleration of Vesting.
If a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the Award Agreement evidencing an Award at the time of grant or at any time after the grant of an Award the following provisions will apply:

If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such acquiring corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Awards or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then (a) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in employment or service with the Company or any Affiliate; (b) all restrictions and vesting requirements applicable to any Award based solely on the continued service of the Participant will terminate; and (c) all Awards the vesting or payment of which are based on performance goals will vest as though such performance goals were fully achieved at the greater of: (i) target, or (ii) actual performance as of the Change in Control date, and will become immediately payable; provided, however, that no Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Awards in the event of a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards or such substitutes therefore shall remain outstanding and be governed by their respective terms and the provisions of the Plan or its successor.

If (i) a Participant’s employment or other service with the Company and all Affiliates is terminated (A) without Cause within two (2) years following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control or the Acquiror assumes the outstanding Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then (x) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms; (y) all restrictions and vesting requirements applicable to any Award based solely on the continued service of the Participant will terminate; and (z) all Awards the vesting or payment of which are based on performance goals will vest as though such performance goals were fully achieved at the greater of: (i) target, or (ii) actual performance as of the Change in Control date, and will become immediately payable; provided, however, that no Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the termination of the Participant’s employment or service with the Company and all Affiliates following a Change in Control unless such termination also constitutes a “separation from service” and unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Awards in the event of a Participant’s termination of employment or service with the Company and all Affiliates following a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

If (i) a Participant’s employment or other service with the Company and all Affiliates is terminated for Cause within two (2) years following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant will terminate and be forfeited without notice of any kind.

ARTICLE X
AMENDMENT AND TERMINATION
10.1    Termination.
The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee.  Unless sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date.  In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

10.2    Amendment
The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.  To the extent OCC or Federal Reserve regulations are changed subsequent to the Effective Date, the Board shall have the right but not the obligation, to amend or revise the Plan without shareholder approval to conform to the revised regulations.

10.3    Adjustments in the Event of Business Reorganization.
In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(a)    the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;
(b)    the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and
(c)    the Exercise Price of Options and Stock Appreciation Rights.
In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE XI
MISCELLANEOUS
11.1    Status as an Employee Benefit Plan.
This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

11.2    No Right to Continued Employment.
Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a director, advisory director or employee of the Company.  The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

11.3    Construction of Language.
Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

11.4    Governing Law.
The Plan shall be construed, administered and enforced according to the laws of the State of Wisconsin without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in the County or contiguous counties in which the Company's headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

11.5    Headings.
The headings of Articles and Sections are included solely for convenience of reference.  If there is any conflict between such headings and the text of the Plan, the text shall control.

11.6    Non-Alienation of Benefits.
The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

11.7    Notices.
Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)    If to the Committee:
Citizens Community Bancorp, Inc.
2174 EastRidge Center
Eau Claire, Wisconsin 54701
Attention: Corporate Secretary

(b)    If to a Participant, to such person’s address as shown in the Company’s records.
11.8    Approval of Shareholders.
The Plan shall be subject to approval by the Company's shareholders within twelve (12) months before or after the date the Board adopts the Plan. After shareholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

CITIZENS COMMUNITY BANCORP, INC.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

REVOCABLE PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

1. Election of Directors

	FOR	WITHHELD	FOR ALL EXCEPT
(1) Kristina Bourget (2) Timothy Olson	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and Strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. Approval of the 2018 Equity Incentive Plan.	☐	☐	☐
3. Ratification of the appointment of Baker Tilly Virchow Krause, LLP as Citizens' independent registered public accounting firm for the fiscal year ending September 30, 2018.	☐	☐	☐
4. Advisory resolution to approve executive compensation.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.

	FOR	AGAINST	ABSTAIN
5. Stockholder proposal regarding the sale, merger or other disposition of the Company.	☐	☐	☐

6. In the named proxies discretion to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Mark here if you plan to attend the meeting. ☐

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date__________, 2018

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The proxy statement and our 2017 Annual Report to Stockholders are available at http://www.cstproxy.com/ccf/2018

The undersigned acknowledges receipt from Citizens Community Bancorp, Inc. prior to execution of this proxy of the Notice of Annual Meeting, the Proxy Statement for the 2018 Annual Meeting and the 2017 Annual Report to Shareholders.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CITIZENS COMMUNITY BANCORP, INC.

The undersigned hereby appoints Stephen M. Bianchi and James S. Broucek, and each of them, as the official Proxy Committee of the Board of Directors, each with full powers of substitution, as attorneys and proxies for the undersigned, with each having the right to vote individually and act without the other, with respect to all shares of common stock of Citizens Community Bancorp, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders ("Meeting"), to be held at the Holiday Inn Eau Claire at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Tuesday, March 27, 2018, at 4:00 p.m. local time, and at any and all adjournments thereof. The Board of Directors recommends a vote "FOR" Proposals 1 - 4 and "AGAINST" Proposal 5.

Should a director nominee be unable to serve as a director, an event that Citizens Community Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY INDICATION IS MADE,THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy may be revoked at any time before it is voted by delivering to the Corporate Secretary of Citizens Community Bancorp, Inc., on or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy (submitted through the mail) relating to the same shares of Citizens Community Bancorp, Inc. common stock, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

(continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

401(K) PLAN VOTE AUTHORIZATION CITIZENS COMMUNITY BANCORP, INC.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

REVOCABLE PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

	FOR	WITHHELD	FOR ALL EXCEPT
1. Election of Directors (1) Kristina Bourget (2) Timothy Olson	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and Strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. Approval of the 2018 Equity Incentive Plan.	☐	☐	☐
3. Ratification of the appointment of Baker Tilly Virchow Krause, LLP as Citizens' independent registered public accounting firm for the fiscal year ending September 30, 2018.	☐	☐	☐
4. Advisory resolution to approve executive compensation.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.

	FOR	AGAINST	ABSTAIN
5. Stockholder proposal regarding the sale, merger or other disposition of the Company.	☐	☐	☐

6. In the named proxies discretion to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Mark here if you plan to attend the meeting. ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2018**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The proxy statement and our 2017 Annual Report to Stockholders are available at http://www.cstproxy.com/ccf/2018

The undersigned acknowledges receipt from Citizens Community Bancorp, Inc. prior to execution of this proxy of the Notice of Annual Meeting, the Proxy Statement for the 2018 Annual Meeting and the 2017 Annual Report to Shareholders.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONFIDENTIAL - 401(K) PLAN VOTE AUTHORIZATION
CITIZENS COMMUNITY BANCORP, INC.

The undersigned hereby appoints Stephen M. Bianchi and James S. Broucek, and each of them, as the official Proxy Committee of the Board of Directors, each with full powers of substitution, as attorneys and proxies for the undersigned, with each having the right to vote individually and act without the other, with respect to all shares of common stock of Citizens Community Bancorp, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders ("Meeting"), to be held at the Holiday Inn Eau Claire at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Tuesday, March 27, 2018, at 4:00 p.m. local time, and at any and all adjournments thereof. The Board of Directors recommends a vote "FOR" Proposals 1 - 4 and "AGAINST" Proposal 5.

Should a director nominee be unable to serve as a director, an event that Citizens Community Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY INDICATION IS MADE,THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy may be revoked at any time before it is voted by delivering to the Corporate Secretary of Citizens Community Bancorp, Inc., on or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy (submitted through the mail) relating to the same shares of Citizens Community Bancorp, Inc. common stock, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

(continued and to be marked, dated and signed, on the other side)